SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

CDI Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[GRAPHIC]

1717 Arch Street, 35th Floor

Philadelphia, Pennsylvania 19103-2768

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 25, 2004

Dear Shareholder:

The 2004 Annual Meeting of the Shareholders of CDI Corp. will be held in the Notman East Room on the 51st Floor of the Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, on Tuesday, May 25, 2004 at 10:00 a.m., for the following purposes:

1.	To elect eight directors of CDI;

2.	To ratify the appointment of KPMG LLP as CDI’s independent auditor for 2004;

3.	To approve the CDI Corp. 2004 Omnibus Stock Plan;

4.	To approve the CDI Corp. Stock Purchase Plan for Management Employees and Non-Employee Directors; and

5.	To transact such other business as may properly come before the meeting or any and all adjournments or postponements of the meeting.

Only shareholders of record on March 17, 2004 are entitled to notice of and to vote at the Annual Meeting. The vote of each shareholder is important to us. If you do not expect to attend the meeting in person and desire to have your shares represented and voted at the meeting, please fill in, sign, date and promptly return the enclosed proxy card in the accompanying envelope. No postage is necessary if mailed in the United States. Most shareholders (those who hold their shares in “street name” through brokers, banks and other nominees) can also vote their shares over the Internet or by telephone. See the instructions on your proxy card. If you do attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

/s/ Joseph R. Seiders

JOSEPH R. SEIDERS, Secretary

Dated: April 21, 2004

Philadelphia, Pennsylvania

2

[GRAPHIC]

1717 Arch Street, 35th Floor

Philadelphia, Pennsylvania 19103-2768

PROXY STATEMENT

For Annual Meeting of Shareholders

May 25, 2004

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this Proxy Statement?

The purpose of this Proxy Statement is to provide information regarding matters to be voted on at the 2004 Annual Meeting of Shareholders of CDI Corp. Also, this Proxy Statement contains certain information that the Securities and Exchange Commission requires CDI to provide annually to shareholders. This Proxy Statement is the document used by CDI’s Board of Directors to solicit proxies to be used at the 2004 Annual Meeting of Shareholders. Proxies are solicited to give shareholders an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting. The Board has designated Joseph R. Seiders and Craig H. Lewis (who are sometimes referred to in this Proxy Statement as the “named proxies”) to vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies.

This Proxy Statement and the accompanying proxy card are being mailed to CDI’s shareholders beginning on or about April 21, 2004.

What will I be voting on?

1.	The election of eight directors (see page 7).

2.	The ratification of KPMG LLP as CDI’s independent auditor for 2004 (see page 32).

3.	Approval of CDI’s 2004 Omnibus Stock Plan (see page 35).

4.	Approval of CDI’s Stock Purchase Plan for Management Employees and Non-Employee Directors (see page 44).

Who is entitled to vote on the matters discussed in the Proxy Statement?

You are entitled to vote if you were a shareholder of record of common stock, par value $.10 per share, of CDI (which is referred to throughout this Proxy Statement as “CDI stock”) as of the close of business on March 17, 2004 (the record date). Your shares can be voted at the meeting only if you are present or represented by a valid proxy. An alphabetical list of CDI’s shareholders, showing the name, address and number of shares held by each shareholder as of the record date, will be available for inspection at the Annual Meeting and at our principal office for at least five days prior to the Annual Meeting.

How many votes do I have?

You will have one vote for every share of CDI stock you owned on the record date (March 17, 2004).

How many votes can be cast by all shareholders?

19,607,619, which is the number of shares of CDI stock which were outstanding on the record date. There is no cumulative voting.

What is the difference between a registered shareholder and a beneficial holder of shares?

If your CDI shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered a “registered shareholder” of those shares. If that is the case, the shareholder proxy material has been sent or provided directly to you by our transfer agent.

If your CDI shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If that is the case, the proxy material has been forwarded to you by your brokerage firm, bank or nominee, which is considered the shareholder of record of those shares. As the beneficial holder, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form or card included in the proxy material, or by voting via telephone or Internet. You should follow the voting instructions provided with your proxy material.

How can I vote?

You can vote in person by completing a ballot at the Annual Meeting (if you are a registered shareholder), or you can vote prior to the meeting by proxy. Even if you plan to attend the meeting, we encourage you to vote your shares as soon as possible by proxy. Beneficial shareholders can vote by proxy using the Internet, by telephone or by mail as discussed below.

How do I vote by proxy?

Most beneficial holders of CDI shares in street name can vote via the Internet, by telephone or by mail. If you are a registered shareholder, your proxy voting must be done by mail.

Voting By Internet:

Most beneficial shareholders can vote their shares using the Internet. In order to vote online, have the enclosed proxy or voting instruction form in hand, go to the website indicated on the proxy or voting form and carefully follow the instructions on the form. If you vote on the Internet, you do not need to return your proxy card.

Voting By Telephone:

Most beneficial shareholders can vote their shares by telephone. A touch-tone phone is necessary. In order to vote by telephone, have the enclosed proxy or voting instruction form in hand, call the toll-free telephone number shown on the proxy or voting form and carefully follow the instructions on the form. If you vote by telephone, you do not need to return your proxy card.

Voting By Mail:

If you vote by mail, mark the proxy card or voting instruction form, date and sign it, and return it in the postage-paid envelope provided. If you sign the proxy card or voting instruction form but do not specify how you want your shares to be voted, your shares will be voted by the named proxies in favor of the election of all of the director nominees and in accordance with the directors’ recommendations on the other proposals listed on the proxy card or voting instruction form.

What options do I have in filling out my proxy card and what happens if I return the proxy card without marking a vote?

The proxy card is in a form that permits you to withhold authority to vote for the election of any or all of the eight nominated directors and to separately approve or disapprove each of the other proposals. If you sign and return the proxy card, your shares will be voted for the election of all of the eight nominated directors unless you indicate that authority to do so is withheld, and in favor of each of the other proposals unless you specify a different vote.

How is my CDI stock in the company’s 401(k) plan voted?

If you own CDI stock in the CDI Corporation 401(k) Savings Plan, you will receive a proxy card that will serve as voting instructions to the trustee of that plan. The trustee will vote your shares in the manner you direct. Shares in the 401(k) plan will not be voted unless the proxy card is signed and returned.

Can I change my mind after I vote?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the meeting. You can do this by: (1) voting again on the Internet or by telephone prior to the meeting; (2) signing another proxy card with a later date and returning it prior to the meeting; or (3) if you are a registered shareholder, by giving written notice of revocation to the Secretary of CDI or by attending the meeting in person and casting a ballot.

If I am a beneficial holder, how are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority, under the rules of the New York Stock Exchange, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The election of directors and the ratification of KPMG LLP as CDI’s independent auditor are considered routine matters. The other two proposals in this year’s Proxy Statement are not considered “routine” under the applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered to be cast on that proposal. Therefore, broker non-votes will have no effect on the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

What constitutes a quorum for the Annual Meeting?

The presence, in person or by proxy, of a majority of the number of outstanding shares of CDI stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Shares represented by proxies that reflect abstentions and broker non-votes are considered to be present at the meeting. Since there were 19,607,619 shares of CDI stock outstanding on the record date, 9,803,810 shares are necessary for a quorum at the Annual Meeting.

How many votes are required to elect the director nominees?

Assuming that a quorum is present, directors are elected by a plurality of the votes cast, which means the eight nominees who receive the highest number of votes will be elected as directors. Each share of CDI stock is entitled to one vote for each of eight director nominees and there is no cumulative voting. Shares represented by proxies that are marked “withhold authority” for the election of one or more director nominees will not be counted as a vote cast for those persons.

How many votes are required to approve the other matters to be voted on?

Assuming that a quorum is present, proposals are decided by a majority of the votes cast, in person and by proxy, at the Annual Meeting by all shareholders entitled to vote. Shares represented by proxies that reflect abstentions and broker non-votes will not be considered to be a vote cast on any matter.

Who is soliciting proxies on behalf of the company?

The solicitation of proxies is being made by CDI at its cost, principally by mail. If it appears desirable to do so in order to assure adequate representation of shareholders at the meeting, officers and other employees of CDI may contact shareholders, banks, brokerage firms or nominees by telephone, e-mail or in person to request that proxies be returned in time for the meeting. No solicitation is being made by specially engaged employees or by paid solicitors.

How will a proposal or other matter that was not included in the Proxy Statement be handled for voting purposes if it comes up at the Annual Meeting?

If any matter that is not described in this Proxy Statement were to properly come before the meeting, the named proxies intend to vote the shares represented by them as the Board of Directors may recommend. Shares represented by proxy cards that are marked to deny discretionary authority to the named proxies on other matters considered at the meeting will not be counted in determining the number of votes cast with respect to those matters. At this time, we do not know of any other matters that might be presented for shareholder action at the Annual Meeting.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

What do I need to do if I want to attend the Annual Meeting?

You do not need to make a reservation to attend the Annual Meeting. However, please note that in order to be admitted to, and to vote at, the meeting you will need to demonstrate that you were a registered CDI shareholder on March 17, 2004.

Where and when is the Annual Meeting being held?

The Annual Meeting will be held on Tuesday, May 25, 2004 at 10:00 a.m., in the Notman East Room on the 51st Floor of the Bell Atlantic Tower, which is located at 1717 Arch Street in Philadelphia, Pennsylvania.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board has nominated eight directors for re-election at CDI’s 2004 Annual Meeting, to hold office until next year’s Annual Meeting. Each of the nominees is currently a member of the Board. One of the current directors, Alan B. Miller, has decided to retire from the Board effective upon this year’s Annual Meeting. The size of the Board will be reduced to eight at that time, though it may be increased in the future. The named proxies intend to vote FOR the eight nominees below except as to shares for which authority to do so is withheld. The Board is not aware of any reason why any nominee will be unable to stand for election as a director or serve if elected, but if any such nominee should become unavailable, the Board may nominate, and the named proxies may vote for, a substitute nominee.

The following table sets forth information about the nominees for election to the Board of Directors.

Name	Age	Director of Company Since	Principal Present Position, Business Experience During Past Five Years and Other Directorships
Roger H. Ballou	53	2001	Mr. Ballou has been the President and Chief Executive Officer of CDI since October 2001. From September 2000 to September 2001, he was a private consultant. He was the Chairman and Chief Executive Officer of Global Vacation Group, Inc. from March 1998 to September 2000. He currently serves as a Director of Alliance Data Systems Corporation and American Medical Security Group, Inc.

Walter E. Blankley	68	1994	Mr. Blankley was the Chairman of the Board (from 1993-2000) and Chief Executive Officer (from 1990-1999) of AMETEK, Inc., a Paoli, PA-based manufacturer of air moving electric motors and precision electronic instruments. He currently serves as a Director of Amcast Industrial Corporation.

Michael J. Emmi	62	1999	Mr. Emmi has been, since April 2002, the Chairman and Chief Executive Officer of IPR International LLC (based in Conshohocken, PA), which provides data storage and document management services. He was the Chairman and Chief Executive Officer of Systems & Computer Technology Corporation (a Malvern, PA-based supplier of information technology services and software to universities) from 1985 to January 2002. He currently serves as a Director of CompuCom Systems, Inc. and Metallurg, Inc.

Walter R. Garrison	77	1958*	Mr. Garrison has been the Chairman of the Board of CDI since 1961. From 1961 until 1997, he was also the President and Chief Executive Officer of CDI.

Kay Hahn Harrell	63	1998	Ms. Harrell has been the Chairman and Chief Executive Officer of Fairmarsh Consulting (St. Simons Island, GA) since 1993.

Lawrence C. Karlson	61	1989	Mr. Karlson is a private investor and consultant. He currently serves as Chairman of Mikron Infrared Company, Inc. He is also a director of H&E Equipment Services L.L.C.

Ronald J. Kozich	65	2003	Mr. Kozich was the Managing Partner of Ernst & Young LLP’s Philadelphia office from 1991 to 1999, when he retired. He currently serves as a Director of Tasty Baking Company.

Barton J. Winokur	64	1968*	Mr. Winokur is the Chairman and a partner in the law firm of Dechert LLP, based in Philadelphia, PA.

*	Includes periods served as a director of CDI Corporation, our predecessor registrant under the Securities Exchange Act of 1934.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Corporate governance encompasses the internal policies and practices by which the CDI Board of Directors operates. The Board of Directors of CDI believes that effective and consistent corporate governance is an essential part of the company’s conducting itself in a responsible, legal and ethical manner. In that regard, the Board has developed and adopted Corporate Governance Principles to provide a framework for the governance of CDI. The Corporate Governance Principles address issues such as the size and composition of the Board, director orientation and continuing education, and meeting procedures. CDI’s Corporate Governance Principles are posted on our website at www.cdicorp.com, and will be provided in print to any shareholder who delivers a request to Investor Relations, CDI Corp., 1717 Arch Street, 35th Floor, Philadelphia, PA 19103.

Independence of the Directors

It is the expectation and practice of the Board that, in their roles as directors of CDI, all members of the Board will exercise their independent judgment diligently and in good faith, and in the best interests of the company and its shareholders as a whole, notwithstanding any member’s other activities or affiliations. However, in addition, CDI’s Corporate Governance Principles require that at least a majority of the directors of the company must be “independent directors” (as that term is defined under the listing standards of the New York Stock Exchange and any other applicable law) and that the Board must annually make an affirmative determination of each director’s independence. As part of its annual review of director independence, the Board considers all commercial, consulting, banking, legal, accounting, charitable or other business relationships any director may have with CDI. No director will be considered independent unless the Board affirmatively determines that the director has no material relationship with CDI, either directly or as an officer, shareholder or partner of an entity that has a relationship with CDI. In March 2004, the Board reviewed this matter and determined that all of the directors of CDI are independent except for Roger Ballou and Barton Winokur. Mr. Ballou, the Chief Executive Officer, is the only director who is a CDI employee. Mr. Winokur is the Chairman of Dechert LLP, a law firm that provides legal services to CDI.

Code of Ethics

The Board has adopted a Code of Ethics that outlines the principles, policies and laws that must be adhered to by CDI and its directors, officers and employees. The Code of Ethics is designed to foster a culture within CDI of honesty and accountability by requiring all directors, officers and employees to conduct themselves in accordance with all applicable legal requirements and the highest ethical standards. A copy of the Code of Ethics can be found on our website at www.cdicorp.com.

Board Meetings, Executive Sessions and Directors’ Attendance at Shareholders’ Meetings

The Board of Directors of CDI held eight meetings during 2003, and acted on one other occasion by unanimous written consent. Each of the incumbent directors attended more than 80% of the total number of meetings held during 2003 of the Board and the committees of the Board on which he or she served during the year.

The non-management directors meet by themselves in regularly scheduled executive sessions, without the presence of management directors or executive officers of CDI. Those executive sessions, which are scheduled and presided over by the Chairman of the Board, are generally held in conjunction with each Board meeting. Under CDI’s Corporate Governance Principles, if the Chairman of the Board were not an independent director, the independent directors would select from among themselves a continuing presiding independent director who would preside at executive sessions of the non-management directors.

It is CDI’s policy that all Board members are expected to attend the annual meetings of shareholders. In order to facilitate such attendance, CDI’s practice is to schedule its annual shareholders’ meetings on the same day as a Board meeting. At CDI’s 2003 shareholders’ meeting, all directors except Alan Miller were present.

Committees of the Board

The Board of Directors has established five standing committees that assist the Board in carrying out its responsibilities: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee and the Governance and Nominating Committee. The charter of each of these committees is available on our website at www.cdicorp.com.

Here are the current members of each committee:

Audit	Compensation	Executive	Finance	Governance
Barton Winokur *+ Kay Hahn Harrell Michael Emmi Ronald Kozich	Walter Blankley * Lawrence Karlson Alan Miller	Roger Ballou * Walter Garrison Barton Winokur	Lawrence Karlson * Roger Ballou Michael Emmi Barton Winokur	Walter Garrison * Walter Blankley Lawrence Karlson

*	Chairperson

+	will leave the Audit Committee effective on the Annual Meeting date

The Audit Committee assists the Board in fulfilling its oversight responsibilities to CDI’s shareholders, the Securities and Exchange Commission and others relating to the integrity of the company’s financial statements, the company’s financial reporting process, the company’s systems of internal accounting and financial controls, the performance of the company’s independent auditor, the independent auditor’s qualifications and independence, the performance of the company’s internal audit function, and the company’s compliance with its ethics policies and with applicable legal and regulatory requirements. This Committee held eleven meetings during 2003.

The Compensation Committee reviews and approves, or recommends to the Board for approval, the compensation and benefit programs and policies for CDI’s executive management group, including the Chief Executive Officer. This Committee held six meetings during 2003.

The Executive Committee exercises all the powers of the Board, subject to certain limitations, when the Board is not in session and is unable to meet or it is impractical for the Board to meet. This Committee did not hold any meetings during 2003.

The Finance Committee oversees the financial affairs and policies of CDI, including review of the company’s annual operating and capital plans and major acquisitions or dispositions. This Committee held four meetings during 2003.

The Governance and Nominating Committee oversees matters relating to Board organization and composition, regulatory compliance, and evaluations of Board and executive management effectiveness. The Committee also (a) provides the Board with recommendations of new members of the Board after evaluating candidates, and assists in attracting qualified candidates; (b) assists the Board in selecting and evaluating the performance of the Chief Executive Officer for purposes of making decisions about the retention of the CEO; (c) reviews executive succession planning and executive recruitment strategies and processes and recommends procedures to assure a smooth and orderly CEO transition when the need arises; and (d) reviews CDI’s Corporate Governance Principles and recommends such changes as may be appropriate. The Governance and Nominating Committee held five meetings during 2003.

Audit Committee Membership

No member of the Audit Committee is a current or former officer or employee of CDI. The New York Stock Exchange and the Securities and Exchange Commission have adopted new standards for independence of Audit Committee members. These new standards become effective after this year’s Annual Meeting of Shareholders. The Board has determined that all of the current members of the Audit Committee will satisfy the new independence standard except for Barton Winokur. As a result, the Board has decided that Mr. Winokur will no longer serve on the Audit Committee following this year’s Annual Meeting. The Board intends to appoint, immediately after the Annual Meeting, an Audit Committee consisting solely of independent directors, each of whom will also be determined by the Board to be financially literate.

CDI’s Board of Directors has also determined that Ronald Kozich, a member of the Audit Committee and an independent director, qualifies as an “audit committee financial expert”, as that term is defined in the rules of the Securities and Exchange Commission.

Process for Nominating Directors

As provided in its charter, the Governance and Nominating Committee is responsible for identifying qualified Board candidates and recommending their nomination for election to the Board as well as for recommending the slate of nominees for election to the Board at each annual meeting of shareholders. The charter of the Governance and Nominating Committee is available on CDI’s website at www.cdicorp.com. The Board has concluded that all of the members of the Governance and Nominating Committee meet the new standards for independence established by the New York Stock Exchange and the Securities and Exchange Commission.

When the Board wishes to add a new director, the Governance and Nominating Committee does an analysis of the skills and experience of the current directors in order to identify the particular additional skills and experience that would be desirable in a new director so as to complement and enhance the existing Board. To be considered for Board membership, a candidate must, in the Committee’s judgment, possess sound judgment, superior intelligence and exhibit the highest levels of personal character and integrity, and have demonstrated significant ability in his or her professional field. Other factors considered include the candidate’s available time to devote to CDI Board matters and whether the individual meets the existing independence requirements.

Prospective candidates typically are recommended by existing Board members and their associates. A personal recommendation from someone who knows the candidate well is considered by the Committee to be valuable. The Governance and Nominating Committee will consider candidates recommended by CDI’s shareholders. Shareholders wishing to recommend candidates for nomination to the Board of Directors should submit to the Secretary of the company the name, a statement of qualifications and the written consent of the candidate. Recommendations may be submitted at any time and will be brought to the attention of the Governance and

Nominating Committee. The address to which such recommendations should be sent is:

Governance and Nominating Committee

Attention: Secretary and General Counsel

CDI Corp.

1717 Arch Street, 35th Floor

Philadelphia, PA 19103-2768

The Committee has not in the past retained or paid any third party to assist in identifying and evaluating nominees.

Once a prospective candidate is identified, the Committee does a preliminary evaluation. If the proposed candidate passes the initial evaluation, a meeting is set up with one or two Committee members. Then, if the candidate impresses the Committee, arrangements are made for the candidate to meet with the entire Board, typically in an informal setting. While the Committee makes recommendations for director nominations, the Board is responsible for final approval. The Committee’s process for evaluating candidates would not be different in the case of a candidate recommended by shareholders.

In determining whether to recommend a current director for re-election, the Committee considers, in addition to the basic qualifications for a new director which are described above, the director’s past attendance at and participation in meetings and his or her overall contributions to the activities of the Board.

Director Compensation and Stock Ownership Requirements

Each director who is not an employee of CDI or one of its subsidiaries receives a retainer fee of $50,000 per year as compensation for the director’s service on the Board. (This retainer fee is scheduled to increase to $55,000 effective after the May 2004 annual meeting.) The Chairman of the Board is paid an additional fee of $60,000 per year. For service on committees of the Board, non-employee directors receive an additional $5,000 per year for each committee chaired ($10,000 in the case of the Audit Committee and the Compensation Committee) and $3,000 per year for each committee served on in excess of one. Also, non-employee directors are paid meeting attendance fees of $1,000 for each Board meeting and $750 for each Committee meeting. With respect to the $50,000 retainer fee, directors can elect to be paid in any combination of (a) cash, (b) CDI stock options, or (c) CDI stock on a deferred basis through the Stock Purchase Plan for Management Employees and Non-Employee Directors (the “SPP”).

If a director elects to receive stock options for all or a portion of the retainer fee, the number of options which the director receives will be determined using a methodology that values an option as of its grant date based on the historic and projected price/earnings ratios for CDI stock and projected CDI earnings. This valuation is performed by the company’s independent outside compensation consulting firm.

If a director elects to receive stock through the SPP for all or a portion of the retainer fee, the director will receive units that correspond to a right to receive one share of CDI stock upon completion of the applicable vesting period (from three to ten years, as selected by the director). The number of units is calculated by dividing the dollar amount of deferred retainer fees by the market value of CDI stock at the beginning of the fee year. Under the SPP, the company makes a matching contribution of one SPP unit for every three SPP units acquired by the director. An amended SPP is being submitted to shareholders for their approval at this year’s Annual Meeting. CDI’s shareholders must approve the amended SPP, as described in Proposal Four, in order for this program to continue in future years.

No consulting fees were paid in 2003 to any of CDI’s directors.

Under a 1978 supplemental pension agreement with Walter Garrison, CDI pays him a pension of $35,000 per year for fifteen years following his retirement. If Mr. Garrison dies prior to receiving all such payments, his beneficiaries will receive the balance remaining in a lump-sum payment.

Under stock ownership requirements established by the Board, each director who has served on the Board for at least four years is required to own at least $100,000 in market value of CDI stock. Any director who does not own this amount of stock by and after the director’s fourth year on the Board would then automatically have up to $30,000 of the director’s retainer fee payable in subsequent years deferred into the SPP until this requirement is met. SPP units are treated as shares owned for purposes of this stock ownership requirement, as are shares owned directly by a director’s spouse and shares held in a trust established by the director for his or her own benefit or for the benefit of members of his or her family. As of December 31, 2003, all of the members of the Board were in compliance with this stock ownership requirement except for Ronald Kozich, who has served on the Board for only one year.

Communicating with CDI’s Board of Directors

Shareholders of CDI who wish to communicate with the Board may do so by writing to:

CDI Corp. Board of Directors

Attn: Non-Management Directors

c/o CDI Corp. General Counsel

1717 Arch Street, 35th Floor

Philadelphia, PA 19103-2768

All such letters will be forwarded unopened to the Chairman of the Board (if he or she is an independent director, as is presently the case, or to the presiding independent director if the Chairman were not an Independent Director).

PRINCIPAL SHAREHOLDERS

As of March 11, 2004, the following persons and entities were known by the company to be beneficial owners of more than 5% of the outstanding shares of CDI stock. The following table shows, as of that date (or such other date as is indicated in the footnotes), the number of shares of CDI stock beneficially owned by those principal shareholders and the percentage which that number represents of the total shares of CDI stock beneficially owned by all holders as of that date.

Name and Address of Beneficial Owner	Number of Shares of CDI Stock Beneficially Owned*		Percentage of Total Shares of CDI Stock Beneficially Owned
Lawrence C. Karlson and Barton J. Winokur, as Trustees of certain trusts for the benefit of Walter R. Garrison’s children, and Donald W. Garrison, Lawrence C. Karlson, Barton J. Winokur and Paul H. Woodruff, as Trustees of certain other trusts for the benefit of Walter R. Garrison’s children c/o Paul Wm. Putney, Esquire Dechert LLP 4000 Bell Atlantic Tower 1717 Arch Street Philadelphia, PA 19103	5,247,246	(1)	26.1%

Walter R. Garrison 800 Manchester Avenue, 3rd Floor Media, PA 19063	1,490,680	(2)	7.4%

John William Pope Foundation 3401 Gresham Lake Road Raleigh, NC 27615	1,205,001	(3)	6.0%

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	1,164,934	(4)	5.8%

Barclays Global Investors, NA Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	1,134,435	(4)	5.6%

FMR Corp. Fidelity Management Trust Company 82 Devonshire Street Boston, MA 02109	1,122,000	(4)	5.6%

*	Except as indicated in the footnotes below, the respective beneficial owners have sole voting power and sole investment power with respect to the shares shown opposite their names.

(1)	Each trustee under these trusts has joint voting and investment power with the other trustees with respect to these shares but disclaims any beneficial interest except as a fiduciary. Those trustees who are also directors of CDI own, of record and beneficially, the number of shares of CDI stock shown opposite their names in the table which appears in the following section (“Management Stock Ownership”).

(2)	Does not include the shares held by the various family trusts referred to in this table. See also footnotes (5) and (7) to the following table, in the “Management Stock Ownership” section.

(3)	This number is as of August 4, 2003, and is based on a Schedule 13G filed by the shareholder with the Securities and Exchange Commission. This shareholder has made no subsequent filing.

(4)	These numbers are as of December 31, 2003, and are based on Schedule 13G’s filed by the shareholders with the Securities and Exchange Commission.

MANAGEMENT STOCK OWNERSHIP

The following table sets forth, as to each person who is a director, director nominee or executive officer named in the Summary Compensation Table which appears later in this Proxy Statement, and as to all directors, director nominees and executive officers of CDI as a group, the number of shares of CDI stock beneficially owned as of March 11, 2004 and the percentage which that number represents of the total shares of CDI stock beneficially owned by all holders as of that date.

Name of Individual or Group	Number of Shares of CDI Stock Beneficially Owned*		Percentage of Total Shares of CDI Stock Beneficially Owned
Roger H. Ballou	155,000	(1)	.8%

Walter E. Blankley	11,451	(2)	Less than .1%

Gregory L. Cowan	47,874	(3)	.2%

Michael J. Emmi	6,261	(4)	Less than .1%

Walter R. Garrison	1,490,680	(5)(6)(7)	7.4%

Kay Hahn Harrell	9,480	(8)	Less than .1%

Lawrence C. Karlson	57,000	(6)(9)	.3%

Ronald J. Kozich	1,000	(10)	Less than .1%

Alan B. Miller	5,758	(11)	Less than .1%

Joseph R. Seiders	33,208	(12)	.2%

Jay G. Stuart	14,892	(13)	Less than .1%

Cecilia J. Venglarik	21,428	(14)	.1%

Barton J. Winokur	204,717	(6)(7)(15)	1.0%

All directors, director nominees and executive officers as a group (13 persons)	2,058,749	(16)	10.2%

*	Except as indicated in the footnotes below, the respective beneficial owners have sole voting power and sole investment power with respect to the shares shown opposite their names.

(1)	Includes 25,000 shares held indirectly, 20,000 shares of restricted stock which are subject to vesting and 100,000 shares which Mr. Ballou has the right to acquire through the exercise of options. Does not include 400,000 option shares that are not yet exercisable or 7,104 SPP units which have not yet vested and which are not scheduled to vest within 60 days. (For a description of the SPP as it applies to executives, see footnote (2) to the Summary Compensation Table and to Proposal Four.)

(2)	Includes 1,000 shares held indirectly, 2,412 shares which Mr. Blankley has the right to acquire through the exercise of options and 4,938 SPP units which are scheduled to vest within 60 days. Does not include 5,129 SPP units which have not yet vested and which are not scheduled to vest within 60 days. (For a description of the SPP as it applies to directors, see below under “Compensation of Directors”.)

(3)	Includes 1,000 shares of restricted stock which are subject to vesting and 43,995 shares which Mr. Cowan has the right to acquire through the exercise of options. Does not include 26,170 option shares that are not yet exercisable or 2,533 SPP units which have not yet vested and which are not scheduled to vest within 60 days.

(4)	Includes 1,260 shares that Mr. Emmi has the right to acquire through the exercise of options.

(5)	Includes 86,886 shares held indirectly. Does not include 8,317 SPP units which have not yet vested and which are not scheduled to vest within 60 days. Also does not include the 32,000 shares held by The Garrison Family Foundation, which is a charitable trust. Mr. Garrison is one of twelve trustees of The Garrison Family Foundation, but disclaims beneficial ownership of the foundation’s shares except as a fiduciary.

(6)	Does not include 5,247,246 shares of CDI stock held in various trusts created by Walter Garrison for the benefit of his children. These shares are referenced above in the Principal Shareholders table under the names of the trustees of the various trusts. Two of the trustees, Lawrence Karlson and Barton Winokur, are directors of CDI and a third trustee, Donald Garrison, is Walter Garrison’s brother. Walter Garrison disclaims beneficial ownership of these shares, as do the trustees except as fiduciaries.

(7)	Does not include 175,000 shares held by The Garrison Foundation, a charitable trust established for the benefit of the Pennsylvania Institute of Technology. Among the five trustees of The Garrison Foundation are Walter Garrison and Barton Winokur, who are directors of CDI. The trustees disclaim beneficial ownership of these shares except as fiduciaries.

(8)	Includes 3,587 shares that Ms. Harrell has the right to acquire through the exercise of options and 2,962 SPP units which are scheduled to vest within 60 days. Does not include 3,076 SPP units that are not scheduled to vest within 60 days.

(9)	Includes 2,412 shares which Mr. Karlson has the right to acquire through the exercise of options and 4,938 SPP units which are scheduled to vest within 60 days. Does not include 5,129 SPP units which have not yet vested and which are not scheduled to vest within 60 days.

(10)	Does not include 1,307 SPP units which have not yet vested and which are not scheduled to vest within 60 days.

(11)	Includes 2,412 shares that Mr. Miller has the right to acquire through the exercise of options. Does not include 13,445 SPP units which have not yet vested and which are not scheduled to vest within 60 days.

(12)	Includes 17,644 shares that Mr. Seiders has the right to acquire through the exercise of options. Does not include 25,280 option shares that are not yet exercisable or 3,524 SPP units which have not yet vested and which are not scheduled to vest within 60 days.

(13)	Includes 100 shares held indirectly, 7,500 shares of restricted stock that are subject to vesting and 4,250 shares that Mr. Stuart has the right to acquire through the exercise of options. Does not include 45,750 option shares that are not yet exercisable or 1,335 SPP units which have not yet vested and which are not scheduled to vest within 60 days.

(14)	Includes 20,306 shares that Ms. Venglarik has the right to acquire through the exercise of options. Does not include 32,010 option shares that are not yet exercisable or 3,715 SPP units which have not yet vested and which are not scheduled to vest within 60 days.

(15)	Does not include 19,000 shares held by a foundation of which Mr. Winokur is the sole trustee. Mr. Winokur has no pecuniary interest in the income or assets of that foundation and disclaims beneficial ownership of those shares except as a fiduciary.

(16)	If the 5,247,246 shares held in the Garrison family trusts referred to in footnote (6) above, the 175,000 shares held by The Garrison Foundation referred to in footnote (7) above and the 32,000 shares held by The Garrison Family Foundation referred to in footnote (5) above were combined with the 2,058,749 shares shown in this table as held by directors, director nominees and executive officers as a group, the total would be 7,512,995 shares or 37.3% of the total shares of CDI stock.

EXECUTIVE COMPENSATION

Identification of the Executive Officers

The Board of Directors of CDI annually elects the executive officers of the company, traditionally at the meeting of the Board immediately following the Annual Meeting of Shareholders. Below are CDI’s executive officers at the end of 2003, along with their business experience over the past five years:

Roger H. Ballou, age 53, has been the President and Chief Executive Officer of CDI since October 2001 and has served as a director of CDI since that time. Previously, Mr. Ballou was a private consultant (from September 2000 to September 2001) and the Chairman and Chief Executive Officer of Global Vacation Group, Inc. (from March 1998 to September 2000).

Jay G. Stuart, age 55, became the Executive Vice President and Chief Financial Officer of CDI in November 2002. Previously, Mr. Stuart was a private consultant (from September 2001 to October 2002 and July 1997 to May 1999) and Executive Vice President and Chief Financial Officer of Global Vacation Group, Inc. (from May 1999 to September 2001).

Gregory L. Cowan, age 50, became the Senior Vice President and Chief Accounting Officer of CDI in November 2002. Previously, he served as CDI’s Executive Vice President and Chief Financial Officer (from October 1999 to November 2002) and Vice President and Controller (from May 1999 to October 1999).

Joseph R. Seiders, age 55, has been the Senior Vice President and General Counsel of CDI since 1987.

Cecilia J. Venglarik, age 54, has been CDI’s Senior Vice President, Human Resources since September 2001. Previously, she served as CDI’s Vice President, Corporate Human Resources Services (from November 1999 to September 2001) and Vice President, Human Resources for CDI’s Information Technology Services division (from October 1998 to November 1999).

Summary Compensation Table

The following table sets forth certain information regarding the compensation for services to CDI and its subsidiaries during the last three fiscal years which was earned by each person who was serving as an executive officer of CDI at the end of 2003. The five executives who are included in this Summary Compensation Table are referred to in this Proxy Statement as the “Named Executive Officers”. Roger Ballou joined CDI on October 1, 2001, so the information provided for him for 2001 reflects a partial year. Since Jay Stuart was not employed by CDI until October 2002, no compensation information is set forth below for him with respect to 2001 and his compensation information for 2002 in the chart below reflects a partial year.

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (1)	Securities Underlying Options (#)	All Other Compensation ($)(2)
Roger H. Ballou, President and Chief Executive Officer (beginning in October 2001)	2003 2002 2001	525,000 500,000 125,000	24,806 436,875 94,500	0 0 642,000	0 0 500,000	400 756,515 7,874	(3)

Jay G. Stuart, Executive Vice President and Chief Financial Officer (beginning in November 2002; employment began in October 2002)	2003 2002 2001	280,000 58,333 —	8,820 40,775 —	0 255,000 —	0 50,000 —	1,149 3,405 —

Gregory L. Cowan, Senior Vice President and Chief Accounting Officer	2003 2002 2001	238,050 238,050 238,050	4,499 138,664 27,773	0 0 0	5,000 6,400 6,000	400 9,059 10,965

Joseph R. Seiders, Senior Vice President and General Counsel	2003 2002 2001	284,000 284,000 282,696	5,368 99,258 20,627	0 0 0	10,000 6,400 6,000	861 19,108 12,560

Cecilia J. Venglarik, Senior Vice President, Human Resources	2003 2002 2001	220,000 220,000 206,600	6,237 115,335 19,042	0 0 0	10,000 6,400 17,500	918 17,057 9,035

(1)	Restricted stock awards in the Summary Compensation Table are valued based on the market value of CDI stock on the date of the award. As of the end of 2003, the Named Executive Officers owned the following number of restricted shares, with the following values (based on the closing market price per share of CDI stock on December 31, 2003, which was $32.75 per share):

Executive Officer	Number of Restricted Shares	Value ($)
Roger Ballou	20,000	655,000
Jay Stuart	7,500	245,625
Gregory Cowan	1,500	49,125
Joseph Seiders	0	0
Cecilia Venglarik	0	0

Of the 20,000 restricted shares owned by Roger Ballou at the end of 2003, 10,000 shares vest on October 1, 2004 and the remaining 10,000 shares vest on October 1, 2005. Of the 7,500 restricted shares owned by Jay Stuart at the end of 2003, 2,500 shares vest on October 14th of each year from 2004 through 2006. Of the 1,500 restricted shares owned by Gregory Cowan at year-end, 500 shares vest on October 25, 2004 and 1,000 vest depending on the percentage achievement of the goals applicable to his cash bonus arrangements for 2003 and 2004. Of Mr. Cowan’s 500 restricted shares that were subject to vesting based on performance during 2003, only 31 shares ultimately vested. Restricted shares that do not vest are forfeited. Holders of unvested restricted stock are entitled to receive any dividends that are paid on CDI stock.

(2)	Except as described in footnote (3) below, All Other Compensation consisted of company contributions and allocations to the following employee benefit plans and bonus programs: (a) CDI’s qualified Retirement Plan (though no company contributions were made to the accounts of the executive officers for 2003); (b) CDI’s qualified 401(k) plan (for 2003, a $400 matching company contribution was made to the account of each executive officer); (c) CDI’s non-qualified excess benefit plan (though no company contributions were made to the accounts of the executive officers for 2003); and (d) CDI’s stock purchase plan (the SPP).

Under the SPP, participants use a portion of their annual bonus awards to purchase SPP units, each of which corresponds to a participant’s right to receive one share of CDI stock upon the satisfaction of the applicable vesting period. Participants such as the Named Executive Officers, who are required to participate in the SPP, automatically have 25% of their annual bonus award withheld on a pre-tax basis to purchase SPP units. Participants may voluntarily have up to an additional 25% of their annual bonus award withheld on a pre-tax basis to purchase SPP units. Under the SPP, the company makes a matching contribution of one SPP unit for every three SPP units purchased by the participant on a voluntary basis. For 2003, the number of units contributed by the company to the Named Executive Officers on a matching basis with respect to their voluntary participation was 26 for Jay Stuart, 16 for Joseph Seiders and 18 for Cecilia Venglarik. Based on $28.80 per share, which was the closing price of CDI stock on March 11, 2004, the date that the matching SPP units were contributed by the company, the value of such contributed units was $749 for Jay Stuart, $461 for Joseph Seiders and $518 for Cecilia Venglarik.

(3)	CDI requires Roger Ballou to maintain his primary residence in the Philadelphia metropolitan area. To induce Mr. Ballou to become the Chief Executive Officer of CDI in October 2001, the company agreed to reimburse Mr. Ballou for (a) the ordinary and necessary costs of selling his old residence in Washington, D.C. and purchasing a new residence in Philadelphia, (b) his expenses incurred in locating a new residence and (c) the cost of moving his and his family’s personal belongings to the new residence. Under this agreement, the reimbursement of his sale and purchase costs was increased to account for the additional income taxes that Mr. Ballou would be required to pay with respect to these amounts. The total payments made by CDI to Roger Ballou in connection with these arrangements ($756,115) are included in the Summary Compensation Table under All Other Compensation for 2002.

Option Grants in Last Fiscal Year

The following table sets forth information concerning all grants of stock options to the Named Executive Officers during 2003. No options were granted to Roger H. Ballou or Jay G. Stuart during the last fiscal year.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(1)	Expiration Date	5% ($)	10% ($)
Gregory L. Cowan	5,000	(3)	1.7%	23.24	2/24/10	47,305	110,241

Joseph R. Seiders	10,000	(3)	3.4%	23.24	2/24/10	94,610	220,482

Cecilia J. Venglarik	10,000	(3)	3.4%	23.24	2/24/10	94,610	220,482

(1)	All options were granted with exercise prices equal to the closing price of CDI stock on the New York Stock Exchange on the last trading day immediately preceding the date of grant. The date of grant was February 24, 2003.

(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of CDI stock or the present or future value of the options.

(3)	The options granted to Gregory Cowan, Joseph Seiders and Cecilia Venglarik during 2003 are not exercisable until they vest. Twenty percent of the options vest on each of the first five anniversaries of the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding stock options exercised by the Named Executive Officers during 2003 as well as the number of unexercised stock options and the value of unexercised in-the-money stock options at the end of 2003 held by the Named Executive Officers. As indicated by the table, none of the Named Executive Officers exercised any CDI stock options during 2003.

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-The-Money Options at FY-End ($)*
Name	Shares Acquired on Exercise(#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Roger H. Ballou	—	—	100,000	400,000	1,670,000	6,680,000

Jay G. Stuart	—	—	4,250	45,750	30,813	331,688

Gregory L. Cowan	—	—	38,462	24,203	297,546	202,744

Joseph R. Seiders	—	—	11,324	21,600	126,031	249,512

Cecilia J. Venglarik	—	—	14,176	28,140	187,096	355,650

*	The value of each option share is based on the market value of CDI stock on December 31, 2003 ($32.75 per share) minus the option exercise price.

Agreements with the Named Executive Officers

Following is a summary of the principal terms of an employment agreement between CDI and its Chief Executive Officer, as well as compensatory arrangements between CDI and the Named Executive Officers involving possible payments in excess of $100,000 in the event of the resignation, retirement or other termination of such executives’ employment with CDI or a change of control of the company.

Employment Agreement with Roger H. Ballou

CDI entered into a four-year employment agreement with Roger Ballou effective October 1, 2001, pursuant to which Mr. Ballou serves as the company’s President and Chief Executive Officer. Under that agreement, Mr. Ballou receives compensation consisting of (a) a base salary at the initial rate of $500,000 per year (subject to discretionary increases in future years), (b) participation in a bonus program, as described in the next paragraph, (c) an initial grant of 40,000 shares of restricted stock, and (d) an upfront grant of options to purchase 500,000 shares of CDI stock.

Under Roger Ballou’s bonus arrangement, annual target goals based on CDI’s operational plan are agreed upon with the Compensation Committee. The goals established by the Committee include a target goal and a maximum performance goal. The bonus to be paid to Mr. Ballou for attaining the target goal for any calendar year is 75% of Mr. Ballou’s base salary for that year. Mr. Ballou’s employment agreement provides that he and the Compensation Committee may agree that compliance with his bonus arrangement will be achieved by his participation in the company’s executive bonus program on terms and conditions substantially similar to those applicable to the other senior executives of CDI.

If Roger Ballou’s employment is terminated (a) by the company other than for cause or (b) by Mr. Ballou if his title changes, his duties materially change, his place of employment is moved outside the Philadelphia area or CDI’s principal offices are moved by more than fifty miles (any of which is referred to in Mr. Ballou’s employment agreement as “Good Reason”), then the company will continue to pay his base salary (or, upon Mr. Ballou obtaining other employment, 50% of his base salary) until the earlier of the fourth anniversary of his employment agreement or the expiration of a “severance period”, provided that Mr. Ballou signs a release and waiver of all claims against CDI. That “severance period” was initially thirty months and is reduced by one half month for each month Mr. Ballou is employed under his employment agreement. In addition, if (a) the company terminates Mr. Ballou’s employment without cause, (b) Mr. Ballou resigns for Good Reason, or (c) there is a change in control of the company, then (i) all of his shares of restricted stock that would vest within the following year will immediately vest, and (ii) his 100,000 option shares which ordinarily vest over the first four years after the date of grant would be accelerated by one year. Furthermore, upon a change in control, the price conditions on the vesting of all or a portion of his other 400,000 option shares will be deemed to have been satisfied to the extent that the price at which CDI stock was purchased (i.e., the purchase of which gave rise to that change in control) is equal to or greater than the price conditions for vesting.

Executive Severance Guidelines

Under severance guidelines that have been approved by the Compensation Committee, persons such as the Named Executive Officers are entitled to receive continuing payments of bi-weekly amounts equal to the base salary payments they were receiving before their termination for twelve months following their termination unless they resign or are terminated for cause. In addition, each executive (unless he or she resigns or is terminated for cause) would have up to two months following termination of employment in which to exercise any stock options that had vested prior to termination of employment. During the twelve-month severance period, CDI would continue to pay the same portion of the executive’s health insurance premiums as it was previously paying and the company would pay up to $15,000 in outplacement services. However, if the departed executive secures another job, his or her severance payments cease unless CDI elects to continue the payments for non-compete protection. In return for receiving these severance payments, the executive must agree to release the company from claims. If an executive would be entitled to severance benefits under his or her employment agreement that are greater than those contained in the severance guidelines, the agreement provisions would govern. Roger Ballou is the only Named Executive Officer who currently has an employment agreement providing for severance benefits.

Certain Other Arrangements with Executive Officers

On November 18, 2003, the company purchased 5,000 shares of CDI stock from Roger Ballou at the market price prevailing at the time of the purchase. This transaction arose out of the October 2003 vesting of 10,000 shares of Mr. Ballou’s restricted stock. Under the terms of his restricted stock agreement, Mr. Ballou is required to hold half of the shares for two years after they vest. CDI agreed to purchase 5,000 of the 10,000 shares that vested in October 2003 in part to assist Mr. Ballou in the payment of income taxes he owed in connection with that vesting.

Report of the Compensation Committee of the

Board of Directors on Executive Compensation

The Compensation Committee of CDI’s Board of Directors is responsible for approval, oversight and administration of the company’s executive compensation programs. The Committee is composed entirely of independent, nonemployee directors and operates pursuant to a written charter (which is posted and publicly available on CDI’s website).

Principal Objectives

The primary objective of CDI’s executive compensation program is to help the company in attracting, retaining and motivating talented and entrepreneurial executives through pay programs that reward the achievement of both short-term and long-term business results. To attain this objective, the Committee believes that a substantial portion of the compensation paid to CDI’s executives should be at risk and dependent upon the company’s performance. CDI’s executive compensation program reflects this philosophy through the use, in addition to a base salary, of the following elements of compensation: an annual cash bonus based on CDI’s financial performance that year, stock options and, on occasion, restricted stock. Annual bonuses, stock options and restricted stock each represent variable compensation elements that are at risk because their value is tied to business results. While annual bonuses reward short-term business results, long-term incentives such as stock options and restricted stock recognize sustained financial results.

The Committee seeks to establish base salaries and incentive compensation opportunities for CDI’s executives at roughly the median levels paid to executives with similar responsibilities at comparable companies. For this purpose, comparisons are made periodically to companies of comparable size to CDI (without regard to the nature of their business). The Committee retains the services of an independent outside consulting firm to help in determining median competitive compensation levels. This compensation consulting firm, which reports to the Committee and not to management, last did a comprehensive review of competitive executive compensation levels and presented its findings to the Committee in September 2002. Studies have been made since that time where needed to evaluate compensation parameters for specific circumstances.

When CDI’s performance exceeds targeted levels, the company’s variable pay programs are intended to provide above-average total compensation (as compared to the levels paid to executives with similar responsibilities at comparable companies). When performance falls short of the targets, compensation levels are expected to be below average.

Compensation to the CEO in 2003

Salary and Bonus Compensation to the CEO

The main elements of Roger Ballou’s compensation during 2003 were based on the employment agreement that he signed when he was hired as President and Chief Executive Officer effective October 1, 2001. That agreement provides for an initial base salary of $500,000 per year, which is subject to discretionary increases. For 2003, Mr. Ballou was paid a base salary of $525,000, representing his first salary increase since he joined CDI. Mr. Ballou’s employment agreement also provides that he will participate in a bonus program under which he can receive an annual target bonus in an amount equal to 75% of his base salary if CDI achieves 100% of its financial goals. For 2003, Mr. Ballou’s target bonus was set at $393,750. The Committee believes that Mr. Ballou’s combined salary and target bonus is at roughly the median level paid to other chief executive officers at comparable companies.

Under CDI’s 2003 bonus program applicable to Mr. Ballou and the other Named Executive Officers, the executives were given the opportunity to earn cash bonuses based on the company’s achievement of quantitative financial goals. The financial goals for 2003, as established by the Committee in the beginning of the year, related to three measures: direct margin dollars, net income and return on assets. Direct margin dollars is used to encourage management to achieve more profitable revenue growth and to provide a reward for selling higher margin business. Return on assets is used to drive optimum use by management of all categories of invested capital, including the collection of accounts receivable. Net income is used because it provides the clearest measure of the profitability of the company. The three goals were given the following weights: the direct margin dollars goal represented 25% of the total bonus opportunity, the return on assets goal represented 30%, and the net income goal represented 45%.

The same financial measures and weightings were used for executive bonuses in 2003 as were used in 2002 in order to provide continuity and to keep bonuses directly dependent upon CDI’s financial performance. A payout scale was established for each financial measure, providing for a threshold level of performance (below which no bonus would be earned), a target level of performance (at which a target bonus amount would be earned), and a cap (the maximum level of performance, above which no additional bonus could be earned).

During 2003, the following percentages of the three financial goals were achieved by CDI, resulting in the payment of the following percentages of the target bonuses applicable to those goals:

Financial Goal	% of Goal Achieved	% of Target Bonus Paid
Direct Margin Dollars	84%	0%
Return on Assets	74%	0%
Net Income	78%	14%

Based on these results, Roger Ballou earned a bonus of $24,806 for 2003. Because CDI failed to achieve its targeted level of performance in 2003 in these three key financial measures, Mr. Ballou’s 2003 bonus was significantly below his targeted level. This is consistent with the objectives of the company’s executive compensation arrangements.

Equity Compensation to the CEO

Roger Ballou was not granted any stock options in 2003 (or in 2002) because the 500,000 stock options granted to him in October 2001 when he joined the company as CEO were regarded by the Committee as sufficient to align his compensation with shareholder interests and to provide adequate long-term performance incentives.

Roger Ballou also received, at the time he was hired in 2001, 15,000 restricted shares of CDI Stock and was given the opportunity to receive up to an additional 25,000 restricted shares if he purchased 25,000 shares of CDI Stock shortly after signing his employment agreement. This arrangement provided Mr. Ballou with an incentive to make a personal financial investment in the future success of CDI, in order to further align his interests with the company’s shareholders. Since Mr. Ballou in fact purchased 25,000 shares of CDI stock during the required time period, the company did ultimately award him a total of 40,000 restricted shares in late 2001. All of these restricted shares vest 25% per year over a four-year period. During 2003, another 10,000 of those restricted shares vested.

The significant upfront grant of stock options and restricted stock to Roger Ballou at the time he was hired accomplished the Committee’s objective that a substantial portion of the CEO’s compensation should be at risk and dependent upon CDI’s long-term stock performance.

Compensation to the Other Named Executive Officers in 2003

No increases in 2002 base salary levels or target bonus percentages were given in 2003 to the four other Named Executive Officers – Jay Stuart, Joseph Seiders, Cecilia Venglarik and Gregory Cowan – in keeping with the cost containment measures imposed throughout CDI.

In 2003, Mr. Seiders, Ms. Venglarik and Mr. Cowan were granted an additional 10,000, 10,000 and 5,000 stock options, respectively, in order to maintain competitive levels of compensation, and to continue to provide them with rewards which are contingent upon CDI’s long-term performance and to align their compensation with the interests of shareholders. No additional stock options were given to Mr. Stuart in 2003 because the Committee regarded the 50,000 stock options he received in October 2002 when he became the company’s CFO as sufficient to align his compensation with shareholder interests and to provide adequate long-term performance incentives.

Each of these four Named Executive Officers participated in CDI’s executive bonus program during 2003. Their bonuses were based on the same performance measures and weighting as described above with regard to the bonus for Roger Ballou. As a result of CDI’s failure to achieve targeted levels of 2003 performance, the bonuses actually earned by these four executives (each of which was less than $9,000) were significantly below their targeted amounts.

Executive Stock Ownership Requirements

To further achieve the objective of aligning the interests of the company’s executives with those of its shareholders, the Committee in 2002 established minimum CDI stock ownership and stock holding requirements for executives. Minimum stock ownership levels range from four times base salary for the CEO to one times base salary for the CAO (with the other Named Executive Officers at two times base salary). These minimum ownership levels are being phased in over a five-year period that began in 2003. Until the minimum levels are achieved, executives are required to retain 75% of the shares of CDI stock they obtain from option exercises, restricted stock and other sources. Additional measures will be imposed in the event an executive fails to attain the minimum ownership requirements.

Section 162(m) – The $1 Million Cap on the Deductibility of Executive Compensation

The Committee monitors the impact of Section 162(m) of the Internal Revenue Code, which limits the deductibility by the company of certain compensation in excess of $1 million per year that is paid to the Named Executive Officers. The Section 162(m) regulations provide an exemption for “qualified performance-based compensation”. Over the years, the Board has worked to ensure that CDI’s stock option plans satisfy the requirements for a “performance-based” stock option plan under the Section 162(m) regulations so that any compensation to executive officers under those plans (including the stock options presently held by the Named Executive Officers) would be exempt from the deductibility limitation. Consistent with these efforts to preserve the deductibility of executive compensation, Roger Ballou’s bonus arrangements, his 500,000 stock option grant and some amendments to CDI’s stock option plan were all submitted to, and approved by, the shareholders of the company at the 2002 annual meeting. Shareholder approval was necessary in order to satisfy the “performance-based” exemption. A 2004 Omnibus Stock Plan, which will replace the current stock option plan, is being submitted to CDI’s shareholders at this year’s Annual Meeting. If approved, that new plan will also satisfy the “performance-based” exemption under Section 162(m).

The compensation paid to CDI’s executive officers in the past had never exceeded the $1 million limit per covered officer, with the exception of 2002, when the compensation paid to Roger Ballou did exceed that level primarily as a result of some one-time reimbursements relating to the real estate sale and purchase associated with his relocation to Philadelphia. Over the years, the Committee has sought to structure executive compensation arrangements so as to be entirely deductible. For 2003, the compensation payable to each of the Named Executive Officers (excluding any compensation which is exempt from the deductibility limit) did not exceed the $1 million annual limit.

COMPENSATION COMMITTEE:

Walter E. Blankley, Chairman Lawrence C. Karlson Alan B. Miller

Compensation Committee Interlocks and Insider Participation

At the end of 2003, the Compensation Committee consisted of Walter E. Blankley, Lawrence C. Karlson and Alan B. Miller, none of whom is or has been an officer or employee of CDI or any of its subsidiaries. No executive officer of CDI served on the compensation committee of another entity (or on any other committee of the board of directors of another entity performing similar functions) during 2003, where an executive officer of that other entity served on the Compensation Committee or the Board of CDI.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 for CDI stock that may be issued under equity compensation plans which have been approved by shareholders and under equity compensation plans which have not been approved by shareholders. The plans approved by shareholders are the CDI Corp. Non-Qualified Stock Option and Stock Appreciation Rights Plan and the CDI Corp. 1998 Non-Qualified Stock Option Plan. The plans that have not been approved by shareholders are the Stock Purchase Plan for Management Employees and Non-Employee Directors (SPP) and the 1998 Performance Share Plan (“PSP”). The SPP, which is being submitted to shareholders at this year’s Annual Meeting, is described in Proposal Four below. The Performance Share Plan, which is currently dormant and which will be assumed into the 2004 Omnibus Stock Plan described in Proposal Three below, was a long-term incentive compensation plan under which executives had the opportunity to earn shares of CDI stock if certain financial goals were achieved over a multi-year performance period.

	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column A)
	( A )	( B )	( C )
Equity compensation plans approved by shareholders	1,431,508	$20.64	704,509
Equity compensation plans not approved by shareholders (1)	129,368	$21.33	100,000

Total	1,560,876	$20.70	804,509

(1)	The number of shares in column A represents units awarded to participants in the SPP, and does not include 31,400 shares of outstanding restricted stock (the vesting provisions relating to the restricted stock held by the Named Executive Officers are described in footnote (1) to the Summary Compensation Table). Upon vesting, participants in the SPP are entitled to receive an equal number of shares of CDI stock. There was no stated number of shares authorized for issuance under the SPP as of December 31, 2003 and therefore no shares under the SPP are included in column C. There are no outstanding awards under the Performance Share Plan, but up to 100,000 shares are authorized under that plan. The weighted average share price of $21.33 in column B, which relates entirely to the outstanding SPP units, represents the weighted average market price per share of CDI stock on the days when units were awarded to participants under the SPP.

COMPARATIVE STOCK PERFORMANCE

The following graph sets forth the cumulative total shareholder return (assuming an investment of $100 on December 31, 1998 and the reinvestment of any dividends) for the last five fiscal years on (a) CDI stock, (b) the Standard & Poor’s (S&P) 500 Index,

(c) the peer group index used in CDI’s proxy statement last year (the “Old Peer Group”), and (d) a new peer group index (the “New Peer Group”).

The Old Peer Group consisted of the following seventeen companies: Adecco S.A., Alternative Resources Corp., Butler International Inc., CIBER, Inc., Computer Horizons Corp., Computer Task Group Inc., Heidrick & Struggles International, Inc., Jacobs Engineering Group, Inc., Keane Inc., Kelly Services, Inc., Korn/Ferry International, Manpower Inc., MPS Group, Inc. (formerly, Modis Professional Services, Inc.), Robert Half International Inc., Spherion Corporation, TMP Worldwide Inc. and Volt Information Sciences, Inc.

The New Peer Group selected by CDI consists of the following seventeen companies: Adecco S.A., Butler International Inc., CIBER, Inc., Computer Horizons Corp., Computer Task Group Inc., Heidrick & Struggles International, Inc., Jacobs Engineering Group, Inc., Keane Inc., Kelly Services, Inc., Korn/Ferry International, Manpower Inc., MPS Group, Inc. (formerly, Modis Professional Services, Inc.), Robert Half International Inc., The Shaw Group Inc., Spherion Corporation, Tetra Tech, Inc. and Volt Information Sciences, Inc.

The changes from the Old Peer Group to the New Peer Group are as follows:

•	The Shaw Group Inc. and Tetra Tech, Inc. were added to better reflect the engineering, design, construction management and project management businesses within CDI. Those businesses have represented an increasing portion of CDI’s revenues in recent years.

•	Alternative Resources Corp. was removed because its stock is now only traded on the OTC Bulletin Board and its market capitalization (currently under $6 million) is significantly smaller than other peer group companies.

•	TMP Worldwide Inc. was removed because during 2003 it spun off its staffing business and now focuses on its Monster online job board as well as the advertising, marketing and communications businesses, none of which are significant businesses for CDI.

[GRAPHIC]

	Year Ended December 31
	1998	1999	2000	2001	2002	2003
CDI Corp.	$100	$119.50	$72.44	$94.12	$133.65	$162.23
S & P 500	100	121.05	110.02	96.95	75.52	97.19
New Peer Group	100	119.15	106.34	99.13	79.34	115.28
Old Peer Group	100	130.86	104.83	97.13	64.96	101.95

ANNUAL REPORT

CDI’s Annual Report to Shareholders for the year ended December 31, 2003 is being mailed to all shareholders together with this Proxy Statement. That report should not be regarded as proxy solicitation material or as a part of this Proxy Statement.

CERTAIN BUSINESS RELATIONSHIPS

The law firm of Dechert LLP performed legal services for CDI during 2003. In addition, CDI sublets office space from Dechert LLP, for which CDI paid approximately $1.7 million in 2003. Barton Winokur, a director of CDI, is the Chairman and a partner of Dechert LLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires CDI’s directors and executive officers, as well as beneficial owners of more than 10% of the outstanding shares of CDI stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of CDI stock. To the company’s knowledge, based on a review of copies of such reports furnished to CDI and on written representations made by such persons, all of CDI’s directors, executive officers and beneficial owners of more than 10% of CDI stock have complied with all Section 16(a) filing requirements with respect to 2003, except that Walter Blankley, Michael Emmi, Kay Hahn Harrell, Lawrence Karlson, Ronald Kozich and Alan Miller (each a current director of the Company) each filed one late report involving SPP activity due to an administrative error on the part of the company.

The Board of Directors unanimously recommends a vote FOR the election of each of the eight nominees identified in Proposal One. Shares represented by the enclosed Proxy will be voted FOR all eight nominees unless a contrary choice is specified.

PROPOSAL TWO

RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITOR

Appointment of Independent Auditor for 2004

The independent public accounting firm of KPMG LLP has been appointed by the Audit Committee to continue to serve as CDI’s independent auditor for the fiscal year ending December 31, 2004, subject to ratification by the shareholders of the company. KPMG has been serving the company in this capacity for many years and the knowledge of CDI’s business which they have gained is valuable. KPMG is considered by the Board to be well qualified for this engagement. A representative of KPMG will be present at the shareholders’ meeting and will have the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR Proposal Two. Shares represented by the enclosed Proxy will be voted FOR this proposal unless a contrary choice is specified.

Services and Fees of the Independent Auditor for 2003 and 2002

KPMG LLP served as CDI’s independent auditor for the fiscal years ended December 31, 2003 and December 31, 2002. KPMG’s fees and expenses for services rendered to CDI for the past two fiscal years are set forth in the table below. The Audit Committee pre-approved all of these services.

Type of Fees	2003	2002
Audit Fees (1)	$714,250	$555,400
Audit-Related Fees (2)	41,500	36,500
Tax Fees (3)	530,272	525,770
All Other Fees	0	0
TOTAL FEES	1,286,220	1,117,670

(1)	Consists of the aggregate fees and expenses billed in connection with the audit of CDI’s annual financial statements and the review of financial statements included in CDI’s quarterly reports on Form 10-Q.

(2)	Consists of the fees billed for audits of financial statements of certain employee benefit plans and, in the case of 2002, $4,500 for audit-related services for a subsidiary of CDI, Management Recruiters International, Inc., in connection with regulatory filings by that subsidiary.

(3)	Consists of the aggregate fees billed for tax compliance and the preparation of tax returns ($423,544 in 2003 and $385,250 in 2002), as well as for tax advice ($106,728 in 2003 and $140,520 in 2002).

Pre-Approval Policy for Auditor Services

The Audit Committee has adopted a policy which requires it to pre-approve the audit and non-audit services performed by CDI’s auditor in order to assure that providing such services will not impair the auditor’s independence.

For audit services, KPMG will provide the Audit Committee each fiscal year with an engagement letter outlining the scope of the audit services proposed to be performed in connection with that fiscal year. If agreed to by the Committee, the Committee will formally accept this engagement letter at a scheduled meeting. The independent auditor will submit to the Committee an audit services fee proposal after acceptance of the engagement letter. The Committee must approve that fee proposal. In connection with its approval of the fee proposal, the Committee will also pre-approve the expenditure by management of an amount up to an additional 10% of such fee proposal, to cover such additional costs as may be incurred for audit services that are performed for that fiscal year.

For non-audit services, CDI’s management will submit to the Committee for approval a detailed list of non-audit services that it recommends the Committee engage the independent auditor to provide for the current fiscal year. Management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of anticipated non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee must approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to the Chair of the Committee the authority to amend or modify the list of approved and permissible non-audit services and fees. The Chair will report any action taken to the Committee at the next Committee meeting. The Committee expressly does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

The independent auditor must ensure that the Committee has approved all audit and non-audit services provided to CDI. CDI’s Chief Accounting Officer will be responsible for tracking all of the independent auditor’s fees against the budget for such services and report at least annually to the Audit Committee.

Report of the Audit Committee

The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by CDI to shareholders, the Securities and Exchange Commission and others, monitoring the company’s financial reporting processes and internal control systems, and reviewing and appraising the audit activities of the company’s independent accountants and internal auditors. A more complete description of the duties and responsibilities of the Committee is set forth in the Audit Committee’s charter, which has been adopted by the Board of Directors. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement.

Management has primary responsibility for the preparation of CDI’s financial statements and for maintaining appropriate accounting and financial policies, processes and internal controls. KPMG LLP, the company’s independent accountants, is responsible for performing an independent audit of CDI’s annual financial statements and expressing an opinion as to the fairness of the financial statements in conformity with accounting principles generally accepted in the United States. The Committee has reviewed and discussed the audited financial statements of CDI for the year ended December 31, 2003 with management of the company and with representatives of KPMG.

The Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Committee has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Furthermore, the Committee has considered whether the provision of non-audit services to CDI by KPMG is compatible with maintaining the auditors’ independence. The Committee has satisfied itself as to the independence of KPMG.

Based on the reviews and discussions described in this Report, the Committee recommended to the Board of Directors that the audited financial statements be included in the CDI’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Barton J. Winokur, Chairman Michael J. Emmi Kay Hahn Harrell Ronald J. Kozich

PROPOSAL THREE

APPROVAL OF THE 2004 OMNIBUS STOCK PLAN

The Board of Directors has adopted the CDI Corp. 2004 Omnibus Stock Plan (the “Omnibus Plan”), subject to shareholder approval. If approved by shareholders, the Omnibus Plan will replace the 1998 Non-Qualified Stock Option Plan and the earlier Non-Qualified Stock Option and Stock Appreciation Rights Plan, both of which were approved by the shareholders of CDI. The Board believes that the flexibility afforded by the Omnibus Plan, which would allow the use of multiple long-term equity compensation vehicles, in addition to stock options, is desirable to (a) keep pace with current compensation practices by competing companies, (b) enhance CDI’s ability to effectively recruit, motivate and retain the caliber of employees, consultants and directors essential for the achievement of CDI’s long-term success, and (c) respond to possible changes in executive compensation practices as a result of modifications in the accounting treatment of stock options and other regulatory requirements.

Description of the Plan

A summary of the principal features of the Omnibus Plan is provided below, but is qualified in its entirety by reference to the full text of the Omnibus Plan that is attached to this Proxy Statement as Appendix B.

Purpose of the Plan. The stated purpose of the Omnibus Plan is to provide an effective method of compensating employees, consultants and non-employee directors of CDI, to align the interests of these individuals with those of the company’s shareholders and, accordingly, to provide financial rewards that will allow CDI to (i) attract and retain management personnel and non-employee directors of outstanding ability, (ii) strengthen CDI’s capability to develop and maintain a highly skilled and motivated management team and Board of Directors, (iii) provide an effective means for selected management personnel and non-employee directors to acquire and maintain ownership of CDI stock, (iv) motivate selected management personnel to achieve long-range performance goals and objectives, and (v) provide incentive compensation opportunities competitive with those of other major corporations.

Eligibility and Participation. Any employee, consultant or non-employee director of CDI who is designated as eligible by the Compensation Committee is eligible to participate in the Omnibus Plan. The Committee may determine which of the eligible employees, consultants and directors will receive awards. Including current participants in the Prior Plans (described below), approximately 16,500 employees, thirty consultants and seven non-employee directors will be eligible to participate in the Omnibus Plan if it is approved by the shareholders.

Shares of CDI Stock Available for Awards. The Omnibus Plan would allow eligible participants to receive awards of options, stock appreciation rights, deferred stock, restricted stock, and performance-based restricted stock units (“performance units”). The CDI Corp. 1998 Non-Qualified Stock Option Plan, the Non-Qualified Stock Option and Stock Appreciation Rights Plan, the 1998 Performance Share Plan and all prior grants of restricted stock (the “Prior Plans”) are being assumed into the Omnibus Plan. All shares of CDI stock previously available for awards under the Prior Plans will be available for awards under the Omnibus Plan, and all previously granted awards under the Prior Plans will be assumed by the Omnibus Plan.

As of March 17, 2004, in addition to the 1,634,682 shares that are now subject to outstanding options under the 1998 Non-Qualified Stock Option Plan (and the predecessor option plan), the 471,529 shares presently available for future option grants under the 1998 Non-Qualified Stock Option Plan (and the predecessor option plan), the 100,000 shares presently available under the 1998 Performance Share Plan (there are no outstanding awards under this plan) and the 30,900 shares associated with currently outstanding restricted stock grants, a total of 800,000 shares of CDI stock (subject to adjustments for stock splits, stock dividends and the like) is being made available for future awards under the Omnibus Plan, subject to shareholder approval. Therefore, if shareholder approval is obtained, a total not exceeding an aggregate amount of 3,006,211 shares of CDI stock would be available for issuance under the Omnibus Plan. The shares may be treasury shares or authorized but unissued shares. No individual may receive more than 750,000 shares under the Omnibus Plan during any calendar year. The closing price of a share of CDI stock on April 13, 2004 was $33.40. As of March 17, 2004, the weighted average exercise price of all outstanding options was $21.91 and the weighted average remaining term to expiration of the outstanding options was 6.74 years.

Administration. The Compensation Committee of the Board of Directors will administer the Omnibus Plan. The Committee is comprised solely of persons who are “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations issued thereunder, are “non-employee directors” under Section 16 of the Securities Exchange Act, and are “independent” of the company within the meaning of applicable New York Stock Exchange rules. The Committee has full authority to select the recipients of awards and to determine the type and amount of awards to be granted, the terms and conditions of awards and the terms of agreements that will be entered into with holders of such awards. The Committee will interpret the provisions of the Omnibus Plan, make all determinations necessary for administration of the Omnibus Plan, adopt regulations for carrying out the Omnibus Plan and make changes in such regulations from time to time. No award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the award, except that the Board of Directors may make appropriate adjustments in the event of a change in CDI’s capital structure.

Performance Goals. The Committee may condition any award upon the holder’s achievement of a performance goal that is established by the Committee before the grant of the award. A performance goal is a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the award) based upon any, or any combination, of the following: (i) the price of CDI stock, (ii) the market share of the company, (iii) sales by the company, (iv) earnings per share of CDI stock, (v) return on shareholders’ equity of CDI, (vi) costs of the company, (vii) cash flow of the company, (viii) return on total assets of the company, (ix) return on invested capital of the company, (x) return on net assets of the company, (xi) operating income of the company, (xii) net income of the company, (xiii) CDI’s net operating profit after taxes, (xiv) cost of capital or (xv) such other similar criteria as may be determined by the Committee. Performance goals may also be based upon the performance of a particular business unit of CDI.

Non-Employee Director Retainer Fee Options. Prior to the beginning of each twelve-month period that begins with CDI’s annual shareholders’ meeting (the “retainer fee year”), an eligible non-employee director may elect to have all or a portion of his or her retainer fee for the retainer fee year paid in the form of an option to purchase shares of CDI stock. The number of shares subject to the option will correspond to the value that the director elects to have paid to him or her in the form of an option based on the option valuation method used by the Committee to value employee options. The Committee will determine the option term. Unless otherwise determined by the Committee, the option will vest (become exercisable) at the end of the year for which the director elected to receive the option. If a director ceases to be a member of the Board for any reason, unvested options will expire and the amount of the retainer fee that is represented by the option will be paid to the director in cash. Vested options will not expire until the end of their terms even if the director ceases to serve on the Board before they are exercised.

Employee and Consultant Option Awards. The Committee may grant options to employees and consultants to purchase a specified number of shares of CDI stock from the company for a specified time period at a fixed price. Such options may be either incentive stock options or non-qualified stock options. Grants of options will be evidenced by option agreements.

The price per share at which CDI stock may be purchased upon exercise of an option will be determined by the Committee, but will not be less than the fair market value (as such term is defined in the Omnibus Plan) of a share of CDI stock on the date of grant. In the case of any incentive stock option granted to a ten percent shareholder, the option price will not be less than 110% of the fair market value of a share of CDI stock on the date of grant. The option agreements will specify when an option may be exercisable and the terms and conditions applicable thereto. The term of an option will in no event be greater than five years in case of any option granted to a ten percent shareholder, and in all other cases will be no greater than seven years.

The option price of the shares of CDI stock received upon the exercise of an option shall be paid within three days after the date of exercise: (i) in full in cash, or, (ii) with the consent of the Committee, with the proceeds received from a broker-dealer whom the option holder has authorized to sell all or a portion of the CDI stock covered by the option; provided that the Committee will not consent to this arrangement unless it is satisfied that the arrangement is consistent with the requirements of the Sarbanes-Oxley Act of 2002, or (iii) with the consent of the Committee, in whole or in part in shares of CDI stock held by the participant for at least six months and valued at their fair market value on the date of exercise.

Stock Appreciation Rights. An award of stock appreciation rights (“SARs”) is a grant by CDI to the recipient of the right to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of CDI stock from the date of grant of the SAR to the date of exercise, payable in cash, CDI stock, deferred stock or restricted stock as selected by the Committee. An SAR may be issued in conjunction with an option, and the exercise of the SAR will automatically cancel the related option (a “Tandem SAR”). Similarly, the exercise of the related option will automatically cancel the Tandem SAR. An SAR will be evidenced by an SAR agreement, which will specify when an SAR may be exercisable and the terms and conditions applicable thereto.

Deferred Stock Awards. An award of deferred stock is an agreement by CDI to deliver to the recipient a specified number of shares of CDI stock at the end of a specified deferral period or periods or upon the meeting of specified performance goals, as evidenced by a deferred stock agreement. During the deferral period, the participant has no voting rights and will receive no dividends with respect to the deferred shares. In lieu of dividends, at the end of the deferral period the participant will be credited with that number of additional shares of CDI stock that can be purchased (based on their then fair market value) with the sum of the dividends that otherwise would have been paid during the deferral period. The Committee may in its discretion accelerate the deferral period or waive the requirements for delivery of deferred shares.

Restricted Stock Awards. An award of restricted stock is a grant to the recipient of a specified number of shares of CDI stock which are subject to forfeiture upon specified events and which are held in escrow by the company during the restriction period. Such award will be evidenced by a restricted stock agreement, which will specify the duration of the restriction period and the performance, employment or other conditions under which the restricted stock may be forfeited to the company. During the restriction period, the holder has the right to vote the shares of restricted stock but shall not receive dividends. (However, in accordance with the terms set forth in four pre-existing restricted stock agreements, the current holders of restricted stock will continue to receive dividends on their previously-issued restricted shares.) At the end of the restriction period, the holder will receive additional shares (valued at their then fair market value) representing the value of the dividends that would otherwise have been paid during the restriction period. The Committee may in its discretion modify or accelerate the restriction period.

Performance Units. Performance units are book entry units, each representing the right to acquire a share of CDI stock or an equivalent amount in cash if specified performance goals are met by the end of a period specified by the Committee. Grants of performance units will be evidenced by a performance unit agreement. The Committee establishes performance goals based on the performance criteria described above. Performance goals may not be changed except in the event of a change in CDI’s capital structure. In determining whether performance goals have been met, the Committee may consider the effect of extraordinary items, special charges or gains, restated financial results to reflect an accounting change, or other unusual and infrequent gains and losses, determined in accordance with generally accepted accounting principles, consistently applied. As a condition to the grant of performance units, the Committee may require the recipient of performance units to pay up to the fair market value of the CDI stock underlying the performance units, determined as of the date of the grant. Unless otherwise provided in the participant’s performance unit agreement, if an employee or consultant terminates employment before the end of a performance period for any reason other than death, disability or retirement, and if a director ceases to be a member of the Board before the end of a performance period for any reason, all performance units awarded to the participant for the performance period will be cancelled. A participant will not receive dividends or have voting rights with respect to the CDI stock underlying the performance units during the performance period.

Changes in Capital Structure. The Omnibus Plan provides that in the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in CDI’s corporate structure affecting CDI stock, or any distribution to shareholders other than a cash dividend, the Board of Directors shall make the appropriate adjustment in the number and kind of shares authorized by the Omnibus Plan and other adjustments to outstanding awards as it deems appropriate. The Committee may also make appropriate adjustments to the terms of awards to reflect such changes and may modify other terms of outstanding awards on an equitable basis, including modifications of performance goals and the length of performance periods.

Change in Control. Upon a change of control of CDI, the Committee may, in its discretion, accelerate the vesting and exercisability of awards made under the Omnibus Plan. In addition, upon a change of control of the company, the Committee may, in its discretion (i) cancel any outstanding awards in exchange for a cash payment of an amount equal to the then fair market value of the award, (ii) after having given the award holder a chance to exercise any outstanding options or stock appreciation rights, terminate any or all of the award holder’s unexercised options or stock appreciation rights, or (iii) where CDI is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding awards with comparable awards.

Effective Date, Termination and Amendment. The Omnibus Plan will become effective May 25, 2004, subject to shareholder approval. The Board of Directors has authority to amend, suspend or terminate the Omnibus Plan at any time. However, certain amendments require the approval of a majority of the votes cast by all shareholders entitled to vote. Without shareholder approval, no amendment may be made: (i) increasing the maximum number of shares available under the Omnibus Plan (except for adjustments in the event of a change in CDI’s capital structure); (ii) changing the categories of persons eligible to participate under the Omnibus Plan; (iii) modifying the maximum number of shares of CDI stock that an individual may receive in a calendar year (except for adjustments in the event of a change in CDI’s capital structure); or (iv) changing the Board of Directors’ power to amend, suspend or terminate the Omnibus Plan. Termination of the Omnibus Plan will not affect outstanding awards.

Plan Benefits

There have been no grants under the Omnibus Plan since the Board of Directors approved the Omnibus Plan and no decisions have been made regarding future grants. Accordingly, the benefits or amounts that will be received as a result of the Omnibus Plan are not currently determinable. However, there are outstanding shares of restricted stock and outstanding options under the 1998 Non-Qualified Stock Option Plan and the earlier Non-Qualified Stock Option and Stock Appreciation Rights Plan, all of which are being assumed into the Omnibus Plan. As of March 11, 2004, the following outstanding shares of restricted stock and outstanding options were held by CDI’s executive officers: Roger Ballou had 500,000 options and 20,000 restricted shares; Jay Stuart had 50,000 options and 7,500 restricted shares; Gregory Cowan had 70,165 options and 1,000 restricted shares; Joseph Seiders had 42,924 options; and Cecilia Venglarik had 52,316 options. CDI’s non-employee directors held a total of 12,083 option shares as of March 11, 2004.

Summary of U.S. Federal Income Tax Consequences

The following is only a summary of the effect of U.S. federal income taxation upon participants and CDI with respect to the grant and exercise of awards under the Omnibus Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

Federal Tax Treatment of Stock Options

Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option will result in federal taxable income to an option holder or a deduction to CDI. Only employees may receive incentive stock options. To receive special tax treatment as an incentive stock option under the Code as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of such shares within two years after the incentive stock option is granted nor within one year after the exercise of the option. In addition, the option holder must be an employee at all times between the date of grant and the date three months, or one year in the case of disability, before the exercise of the option. Special rules apply in the case of the death of the option holder. Incentive stock option treatment under the Code generally allows the sale of CDI stock received upon the exercise of an incentive stock option to result in any gain being treated as short-term or long-term capital gain to the option holder depending upon the period the stock underlying the incentive stock option has been held, but CDI will not be entitled to a tax deduction. However, the exercise of an incentive stock option, if the holding period rules described above are satisfied, will give rise to income includable by the option holder in his or her alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

If the holding rules described above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. Provided the applicable conditions of section 162(m) of the Code are met (those conditions, which apply to the Named Executive Officers are described in more detail below), CDI will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. The amount of such gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Non-Qualified Stock Options. An option holder will recognize no income at the time a non-qualified stock option is granted. Generally, an option holder will recognize ordinary income at the time a vested non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price paid by the holder for the stock. Provided the applicable conditions of section 162(m) of the Code are met, CDI will generally be entitled to a deduction in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a vested non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of such non-qualified stock option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply. Additional special rules may apply to certain option holders who are subject to the rules set forth in Section 16 of the Securities Exchange Act.

Federal Tax Consequences of Other Awards

Deferred Stock. A participant realizes no taxable income when a deferred stock award is made. When the deferral period for the award ends and the participant receives shares of CDI stock, the participant will realize ordinary income equal to the fair market value of the shares at that time, and, provided the applicable conditions of section 162(m) of the Code are met, CDI will be entitled to a corresponding deduction. A participant’s tax basis (cost) in shares of CDI stock received at the end of a deferral period will be equal to the fair market value of such shares when such participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Additional shares of CDI stock paid in lieu of dividends will be taxable to participants as ordinary compensation income (not dividend income).

Restricted Stock. Shares of restricted stock received will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such shares of restricted stock does not make the 83(b) election described below, the participant realizes no taxable income upon the receipt of shares of restricted stock. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will realize ordinary income equal to the fair market value of the shares at that time, and, provided the applicable conditions of Section 162(m) of the Code are met, CDI will be entitled to a corresponding deduction. Additional shares representing dividends declared with respect to restricted stock will also be treated as ordinary compensation income (not dividend income) received by the participant. A participant’s tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving shares of restricted stock may make an election under section 83(b) of the Code with respect to the shares. By making a section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse, and, subject to the provisions of section 162(m) of the Code, CDI will be entitled to a corresponding deduction at that time. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account). By making a section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize capital gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the section 83(b) election. To make a section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with CDI, within 30 days after shares of restricted stock are received, and the participant must also attach a copy of such election to his or her federal income tax return for the year in which the shares are received. Section 83(b) elections are irrevocable except in limited circumstances.

Stock Appreciation Rights. A participant realizes no taxable income when an SAR is granted. Upon exercising an SAR, a participant will realize ordinary income in an amount equal to the difference between the fair market value of the stock on the date of exercise and its fair market value on the date of the grant, and, provided the applicable conditions of section 162(m) of the Code are met, CDI will be entitled to a corresponding deduction.

Performance Units. A participant realizes no taxable income when a performance unit award is granted. When shares of CDI stock or cash are distributed to a participant in exchange for performance units, the participant will realize ordinary income equal to the excess of the fair market value of the shares over the amount (if any) paid for the performance units, and, provided the applicable conditions of section 162(m) of the Code are met, CDI will be entitled to a corresponding deduction. If shares of CDI stock are distributed, upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the recipient recognizes income.

Withholding. Participants will be responsible to make appropriate provision for all taxes required to be withheld in connection with any awards, exercises and transfers of shares of CDI stock pursuant to the Omnibus Plan. This includes responsibility for all applicable federal, state, local or foreign withholding taxes. In the case of the payment of awards in CDI stock or the exercise of options or SARs, if a participant fails to make such provision within 60 days, CDI can withhold from the payment that number of shares of CDI stock (or that amount of cash, in the case of a cash payment) which has a fair market value equal to the participant’s tax obligation.

Million Dollar Deduction Limit. Section 162(m) of the Code may preclude CDI from claiming a federal income tax deduction if the company pays total remuneration in excess of $1 million to the chief executive officer or to any of the other four most highly compensated executive officers in any one year. Total remuneration would generally include amounts received upon the exercise of stock options granted under an equity compensation plan and the value of shares received when restricted or deferred shares become transferable or such other time when income is recognized. An exception does exist, however, for performance-based compensation, which includes amounts received upon the exercise of stock options pursuant to a plan approved by shareholders that meets certain requirements. If the Omnibus Plan is approved at the Annual Meeting, stock options awarded under the Omnibus Plan will qualify for this performance-based exception. It is CDI’s intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent.

The Board of Directors unanimously recommends a vote FOR Proposal Three, approving the CDI Corp. 2004 Omnibus Plan. Shares represented by the accompanying proxy will be voted FOR this proposal unless a contrary choice is specified.

PROPOSAL FOUR

APPROVAL OF THE STOCK PURCHASE PLAN FOR

MANAGEMENT EMPLOYEES AND NON-EMPLOYEE DIRECTORS

The CDI Corp. Stock Purchase Plan for Management Employees and Non-Employee Directors (SPP) was originally adopted by the Board of Directors on November 30, 1997, and has been modified since that time. The SPP, which is now being submitted to CDI’s shareholders for approval, enables designated employees of CDI to use a portion of their annual cash bonuses to purchase SPP units that convert to CDI stock following a vesting period. Directors of CDI can also elect to receive their cash retainer fees in the form of SPP units. By encouraging participation through the use of CDI-matching shares and as a result of the tax deferral opportunities (both of which are described below), the SPP promotes ownership of CDI stock by the company’s employees and directors, which serves to further align their interests with those of CDI’s shareholders. Since the value of the SPP units depends on the value of CDI stock over time, the SPP rewards employees and directors based on the long-term performance of CDI. If CDI’s shareholders do not approve the SPP at the Annual Meeting, no employee or director of CDI shall acquire any additional SPP units after the date of the Annual Meeting (though SPP units previously outstanding would be converted into CDI stock when they vest).

Description of the Plan

A summary of the principal features of the SPP is provided below, but is qualified in its entirety by reference to the full text of the SPP that is attached to this Proxy Statement as Appendix C.

Purpose. CDI’s Board of Directors has adopted the SPP to provide an effective method of compensating employees, consultants and non-employee directors of the company, to align the interests of these individuals with those of CDI’s shareholders and, accordingly, to provide financial rewards that will allow CDI to (i) attract and retain management personnel and non-employee directors of outstanding ability, (ii) strengthen CDI’s capability to develop and maintain a highly skilled and motivated management team and Board of Directors, (iii) provide an effective means for selected management personnel and non-employee directors to acquire and maintain ownership of CDI stock, (iv) motivate selected management personnel to achieve long-range performance goals and objectives, and (v) provide incentive compensation opportunities competitive with those of other major corporations.

Eligibility and Participation. Any employee or non-employee director of CDI who is designated as eligible by the Compensation Committee is eligible to participate in the SPP. Eligible employees and directors participate by purchasing SPP units. As of March 31, 2004, there were approximately 16,500 employees and eight non-employee directors eligible to participate in the SPP.

Shares of CDI Stock Available Under the SPP. Up to 375,000 shares of CDI stock may be issued under the Plan, of which 102,382 shares have previously been issued (during the period from November 1997, when the Plan was originally adopted, through March 17, 2004). As of March 17, 2004, there were 135,251 outstanding SPP units subject to vesting (including 28,309 SPP units from company match contributions). If all of those outstanding SPP units were to ultimately vest, then the number of additional shares that could be issued in connection with future grants of SPP units would be limited to 137,367. The CDI stock offered under the SPP may be treasury shares or authorized but unissued shares.

Administration. The Compensation Committee of the Board of Directors will administer the SPP. The Committee is comprised solely of persons who are “outside directors” as defined under section 162(m) of the Code, are “non-employee directors” under Section 16 of the Securities Exchange Act, and are “independent” of the company within the meaning of applicable New York Stock Exchange rules. The Committee has full authority to designate employees and directors as participants in the

SPP. The Committee will interpret the provisions of the SPP, make all determinations necessary for administration of the SPP, adopt regulations for carrying out the SPP and make changes in such regulations from time to time.

Purchase of SPP Units. Under the SPP, eligible employees of CDI and its subsidiaries use a portion of their annual bonus awards to purchase SPP units, each of which corresponds to a right to receive one share of CDI stock upon the satisfaction of the applicable vesting period. Certain employees designated by the Committee, such as the Named Executive Officers, are required to participate in the SPP, and automatically have 25% of their annual bonus award withheld on a pre-tax basis to purchase SPP units. In addition, employees may voluntarily have up to 25% of their annual bonus award withheld on a pre-tax basis to purchase SPP units (for those participating on a mandatory basis, voluntary withholding is in addition to mandatory withholding). Under the SPP, CDI makes a matching contribution of one SPP unit for every three SPP units purchased by the employee on a voluntary basis.

The SPP also covers non-employee directors. Eligible non-employee directors of CDI may voluntarily have all or a portion of their annual retainer fees withheld to purchase SPP units. CDI makes a matching contribution of one SPP unit for every three SPP units purchased by the director on a voluntary basis. Any directors who have not satisfied their stock ownership requirements must participate in the SPP, and automatically have an amount determined by the Board of Directors withheld from their retainer fees on a pre-tax basis to purchase SPP units.

Vesting. The vesting period for SPP units credited to a participant for a particular year is the period of time that must elapse after the SPP units are credited before CDI stock can be issued in exchange for such SPP units. A participant may choose the length of the vesting period, which must be between three and ten years. If the participant does not choose a length for the vesting period, the default period is three years.

If a participant’s employment or director service terminates before the end of the vesting period applicable to the SPP units and before three years have elapsed after the SPP units have been credited, and the termination is either by CDI for cause or is a voluntary resignation (other than retirement), the SPP units will be cancelled and the participant will receive a cash payment equal to the lesser of the amounts withheld to purchase SPP units or the fair market value of the CDI stock underlying those SPP units. Company matching SPP units will be forfeited. If a participant’s employment or director service terminates (i) for any reason more than three years after the SPP units have been credited, or (ii) at any time due to retirement, disability or any other reason other than cause or voluntary resignation (other than retirement), the unvested SPP units will immediately vest and will be exchanged for CDI stock.

For purposes of the SPP, “cause” is deemed to exist with respect to a director participant if the Board of Directors determines, in accordance with CDI’s by-laws, that grounds exist for the director’s removal. With respect to an employee participant, cause will have the same meaning as is set forth in his or her employment agreement with CDI, and if there is no such agreement, then cause will mean any of the following: (i) performing services under the influence of alcohol or illegal drugs, (ii) performing an act of dishonesty while working for CDI, including falsifying company records, (iii) being convicted of a felony or a misdemeanor involving violence, fraud, embezzlement or theft, (iv) violating any law or agreement that results in a judgment or order preventing the participant from performing his duties for CDI, (v) violating CDI policies that provide for termination of employment as a consequence of such violation, (vi) engaging in conduct that materially injures the company, (vii) competing or intending to compete with CDI, and (viii) refusing to perform assigned duties to the extent they are consistent with the participant’s position.

Voting and Dividends. During the vesting period, the holder of SPP units will not have the right to vote the shares underlying the SPP units and will not receive dividends. At the end of the vesting period, the holder will receive additional shares (valued at their then fair market value) representing the value of the dividends that would otherwise have been paid during the vesting period without reinvestment (net of any required tax withholding).

Changes in Capital Structure. The SPP provides that in the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the company’s corporate structure affecting CDI stock, or any distribution to shareholders other than a cash dividend, the Board of Directors shall make the appropriate adjustment in the number and kind of shares authorized by the SPP and other adjustments to outstanding SPP units as it deems appropriate.

Effective Date, Termination and Amendment. The SPP was originally effective January 1, 1998, and as amended and restated, will become effective May 25, 2004, subject to shareholder approval. The Board of Directors has authority to amend, suspend or terminate the SPP at any time. However, certain amendments require the approval of a majority of the votes cast by all shareholders entitled to vote. Without shareholder approval, no amendment may be made: (i) increasing the total number of shares available under the SPP (except for adjustments in the event of a change in CDI’s capital structure); (ii) changing the categories of persons eligible to participate under the SPP; or (iii) changing the Board of Directors’ power to amend, suspend or terminate the SPP. Termination of the SPP will not affect outstanding SPP units.

Plan Benefits

The number of SPP units that will be purchased or received in the future by participants in the SPP is not currently determinable. All SPP units that are currently outstanding are reflected in the Equity Compensation Plan Information table above. As of March 11, 2004, CDI’s executive officers held the following SPP units: Roger Ballou had 7,104 units; Jay Stuart had 1,335 units; Gregory Cowan had 2,533 units; Joseph Seiders had 3,524 units; and Cecilia Venglarik had 3,715 units. CDI’s non-employee directors held a total of 49,241 SPP units.

Summary of U.S. Federal Income Tax Consequences

The following is only a summary of the effect of U.S. federal income taxation upon participants and CDI with respect to benefits under the SPP. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

Federal Tax Treatment. Under current law, a participant realizes no taxable income when a portion of that participant’s annual bonus award, or directors fees, as applicable, is allocated to the purchase of SPP units. In addition, a participant realizes no taxable income as a result of the participant’s election to allocate a portion, or all, of the participant’s annual bonus award or directors fees, as applicable, to the purchase of SPP units. Finally, a participant recognizes no taxable income at the time SPP units are awarded as company matching contributions. Correspondingly, CDI receives no federal income tax deduction with respect to a participant’s annual bonus award or directors fees applied to the purchase of SPP units, nor with respect to the company’s contribution of SPP units.

When the vesting period ends and the participant receives shares of CDI stock in exchange for his or her SPP units, (or if the participant’s employment is terminated under circumstances that entitle the participant to be cashed out of the plan), the participant will realize ordinary income equal to the fair market value of the shares (or the amount of cash received) at that time, including any additional shares awarded at that time representing dividends that would have been paid over the vesting period if the participant had owned CDI stock instead of SPP units. Provided the applicable conditions of section 162(m) of the Code are met, CDI will be entitled to a corresponding deduction. As discussed more fully below, Code section 162(m) can operate to limit the deduction of compensation paid to the Named Executive Officers.

Because SPP Units are purchased with annual bonus award or directors fees that have not previously been subject to tax, a participant’s tax basis (cost) in shares of CDI stock received at the end of a vesting period will be equal to the fair market value of those shares when such participant receives them. In other words, the tax basis will be the value upon which the participant is taxed when the shares of CDI stock are received. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Withholding. Participants are responsible to make appropriate provision for all taxes required to be withheld in connection with the delivery of shares of CDI stock or other payment pursuant to the SPP. This includes responsibility for all applicable federal, state, local or foreign withholding taxes. Upon delivery of CDI stock pursuant to the SPP, the company will, unless the participant makes timely provision for the payment of withholding obligations, have the right to retain the number of shares of CDI stock whose fair market value equals the withholding tax obligation of the participant.

Million Dollar Deduction Limit. Section 162(m) of the Code may preclude CDI from claiming a federal income tax deduction if the company pays total remuneration in excess of $1 million to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would generally include amounts received upon the exercise of stock options granted under an equity compensation plan and the value of shares received when restricted or deferred shares become transferable or such other time when income is recognized. An exception does exist, however, for performance-based compensation, which includes amounts received upon the exercise of stock options pursuant to a plan approved by shareholders that meets certain requirements and can include annual bonus awards. Awards under the SPP do not qualify for this exception. It is CDI’s intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent.

The Board of Directors unanimously recommends a vote FOR Proposal Four, approving the Stock Purchase Plan. Shares represented by the accompanying proxy will be voted FOR this proposal unless a contrary choice is specified.

SHAREHOLDER PROPOSALS FOR NEXT YEAR’S MEETING

Shareholders of CDI are entitled to submit proposals for inclusion in the company’s 2005 Proxy Statement, to be considered for action at the 2005 Annual Meeting of Shareholders. Proposals so submitted must be received by CDI at its principal executive offices no later than December 22, 2004 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. With respect to a shareholder proposal that is not included in CDI’s 2005 Proxy Statement but which properly comes before the 2005 Annual Meeting of Shareholders, if the company does not receive notice of such proposal at its principal executive offices by March 7, 2005, then the proxy solicited by the Board for the 2005 Annual Meeting of Shareholders may confer discretionary voting authority on the proxy holders with respect to such proposal.

By Order of the Board of Directors

/s/ JOSEPH R. SEIDERS

JOSEPH R. SEIDERS, Secretary

Dated: April 21, 2004

Philadelphia, Pennsylvania

Appendix A

CDI CORP.

AUDIT COMMITTEE CHARTER

PURPOSE

The primary purposes of the Audit Committee (“the Committee”) are (i) to assist the Board of Directors in fulfilling its oversight responsibilities to the Company’s shareholders, the SEC and others relating to:

•	the integrity of the Company’s financial statements;

•	the Company’s financial reporting process;

•	the Company’s systems of internal accounting and financial controls;

•	the performance of the Company’s independent auditors;

•	the independent auditor’s qualifications and independence;

•	the performance of the Company’s internal audit function; and

•	the Company’s compliance with ethics policies and with applicable legal and regulatory requirements.

and (ii) to prepare the report that SEC rules require be included in the Company’s annual proxy statement.

In discharging its oversight function the Committee will maintain free and open communications among the Committee, the independent auditors, the internal auditors and the management of the Company. The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is also authorized to obtain advice and assistance from outside legal, accounting or other advisors as it deems necessary to carry out its duties without seeking Board approval. The Committee shall have sole authority to approve the fees and retention terms for such advisors and the Company will provide the funding required to pay such fees.

COMPOSITION OF THE AUDIT COMMITTEE

The Committee shall be comprised of at least three directors who shall be selected by the Board from among its members. Each Committee member must be independent of the management of the Company. Members of the Committee will be considered independent as long as they satisfy the requirements of applicable legislation, SEC regulations and the New York Stock Exchange listing standards, receive compensation from the Company only for their service on the Board and its committees and do not receive, directly or indirectly, compensation from the Company for services as a consultant or legal or financial advisor. All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise. Additionally, the Board will insure that members of the Committee satisfy any other qualification requirements that may be imposed by law or stock exchange rule.

The members of the Committee will be selected by the Board at its annual organizational meeting and will serve until the next such annual meeting or until their successors are duly selected and qualified. The Chairman of the Committee also will be selected by the Board at this organizational meeting. The Board may remove any Committee member at any time.

MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate, with Company management, the internal auditors and the independent auditors in separate executive sessions to discuss any matters that the Committee believes should be discussed privately.

RESPONSIBILITIES AND DUTIES

The Committee will have the responsibilities and carry out the duties listed in connection with the following areas:

Independent Auditors

•	The Committee will directly appoint, retain (subject to shareholder ratification), compensate, evaluate and terminate the Company’s independent auditors, and will have sole authority to approve all audit engagement fees and other terms of the audit engagement and to pre-approve any non-audit relationship with the independent auditors, including the fees and terms of such non-audit engagements. The independent auditors will report directly to the Audit Committee.

•	At least annually, the Committee will obtain and review a report by the independent auditors describing:

•	The auditing firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities,

within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	All relationships between the independent auditor and the Company (to enable the Committee to assess the auditor’s independence).

•	The Committee will review and evaluate the performance of the independent auditors, including the lead partner, with both management and the internal auditors.

•	The Committee will periodically meet with the independent auditors separately and privately to hear their views on the Company’s internal controls and the qualitative aspects of the Company’s financial reporting, including the quality and consistency of both accounting policies and the underlying judgments.

•	The Committee will set clear policies for the Company’s hiring of employees or former employees of the independent auditors that meet SEC regulations and stock exchange listing standards.

Internal Auditors

•	The internal auditors will be ultimately responsible to the Committee. The Committee will work with the Chief Financial Officer and the internal auditors in developing the internal audit plan, but the Committee will have final authority for the plan.

•	The Committee will negotiate and have final authority over the compensation and terms of engagement of the internal auditors and will finalize such terms after discussion with the Chief Financial Officer.

•	Subject to the overall direction of the Committee, the internal auditors will be managed on a day-to-day operational basis by the Chief Accounting Officer.

•	At least annually, the Committee will obtain and review a written statement from the internal auditors describing all relationships between the internal auditors and the Company (to enable the Committee to assess the internal auditors’ independence).

•	The Committee will periodically meet with the internal auditors separately and privately to discuss the results of their internal audit work.

Documents/Reports Review

•	The Committee will review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	The Committee will discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee may perform this function in a general fashion, discussing the types of information to be disclosed and the type of presentation to be made. It need not, for example, discuss in advance each earnings release.

•	The Committee will annually review this Audit Committee Charter and make any appropriate revisions.

Financial Reporting Processes

•	The Committee will review with management and the independent auditors the quality and consistency, not just the acceptability, of the judgments and appropriateness of the accounting principles and financial disclosure practices used by the Company. This discussion shall cover the degree of aggressiveness or conservatism of both the accounting principles employed and the underlying judgments.

•	The Committee will approve any significant changes to the Company’s auditing and accounting principles and practices after considering the advice of the independent auditors, management and the internal auditors.

•	The Committee will focus on the reasonableness of control processes for identifying and managing key business, financial and regulatory reporting risks.

Process Improvement

•	Following the completion of the annual audit, the Committee will review separately with the independent auditors any audit problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to requested information, and management’s response.

•	The Committee will periodically review processes and policies for communicating with institutional investors and analysts.

•	The Committee will review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

•	The Committee will review with the independent auditors, the internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

•	The Committee will annually review and evaluate the Committee’s performance.

Business Conduct and Legal Compliance

•	The Committee will review management’s process for communicating and enforcing the Company’s Code of Ethics, will oversee compliance by the Directors, Executive Officers and controller (or person performing similar functions) and will, if necessary, recommend revisions to the Code from time to time.

•	The Committee will review with the Company’s General Counsel legal compliance matters including corporate securities trading policies.

•	The Committee will review with the Company’s General Counsel any legal matter that could have a significant impact on the organization’s financial statements.

•	The Committee will review and discuss with management the Company’s policies regarding risk assessment and risk management.

•	The Committee will establish procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee will perform any other activities consistent with this Charter, the Company’s Bylaws, the listing standards of the New York Stock Exchange and applicable law as the Committee or the Board deems necessary or appropriate.

REPORTING

The Committee will report regularly to the Board of Directors on significant results of its activities.

Appendix B

CDI Corp.

2004 Omnibus Stock Plan

Article 1 Purpose of the Plan

The purpose of this Plan is to provide an effective method of compensating employees, consultants and non-employee directors of the Company, to align the interests of such individuals with the interests of the Company’s shareholders and, accordingly, provide financial rewards which will allow the Company to (i) attract and retain management personnel and non-employee directors of outstanding ability, (ii) strengthen the Company’s capability to develop and maintain a highly skilled and motivated management team and Board of Directors, (iii) provide an effective means for selected management personnel and non-employee directors to acquire and maintain ownership of Common Stock, (iv) motivate selected management personnel to achieve long-range performance goals and objectives, and (v) provide incentive compensation opportunities competitive with those of other major corporations.

Article 2 Definitions

The following terms, as used herein, shall have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1. “Account” shall mean the account maintained for a Participant on the books of the Company in which is recorded, as necessary under the Plan, all information related to Awards granted under the Plan.

2.2. “Agreement” shall mean a written document furnished to a Participant under the Plan that contains the terms and conditions governing any Award granted under the Plan.

2.3. “Award” shall mean a grant of Deferred Stock, Restricted Stock, Options, Performance Units, or SARs under the Plan.

2.4. “Board” shall mean the Board of Directors of CDI Corp.

2.5. “Cause” shall be deemed to exist, with respect to an Independent Director, only if the Board determines, in accordance with the Company’s by-laws, that grounds exist for the removal of the Director. With respect to Eligible Employees and Eligible Consultants, Cause shall have the same meaning as is set forth in the applicable engagement or employment agreement with the Company. If there is no such agreement, then Cause shall mean any of the following:

2.5.1. rendering services while under the influence of alcohol or illegal drugs;

2.5.2. performing any act of dishonesty, other than an act with immaterial consequences, in rendering services to the Company, including, without regard to materiality, falsification of records, expense accounts, or other reports;

2.5.3. conviction, whether by judgment or plea, of any crime which constitutes a felony or which constitutes a misdemeanor involving violence, fraud, embezzlement, or theft;

2.5.4. violation of any law or agreement which results in the entry of a judgment or order enjoining or preventing the Participant from such activities as are essential for the Participant to perform services for the Company;

2.5.5. violation of any of the Company’s policies which provide for termination of employment as a possible consequence of such violation;

2.5.6. engaging in conduct which is injurious (other than to an immaterial extent) to the Company;

2.5.7. the Company’s receipt of reliable information from any source of a Participant’s entering into or intending to enter into competition with the Company; or

2.5.8. refusal to perform such duties as may be delegated or assigned to the Participant, consistent with the Participant’s position, by his or her supervisor.

2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.7. “Committee” shall mean the Compensation Committee of the Board of Directors of CDI Corp. or its successor.

2.8. “Common Stock” shall mean the common stock, par value of $0.10, of CDI Corp.

2.9. “Company” shall mean, as the context requires, CDI Corp., CDI Corp. and its Subsidiaries, or the individual Subsidiary that employs or retains a Participant. As applied to Directors, Company shall mean CDI Corp., except for purposes of Section 14.6.

2.10. “Date of Exercise” shall mean the date on which notice of exercise of an Option or SAR is delivered to the Committee.

2.11. “Date of Grant” shall mean the date on which an Option or SAR is granted.

2.12. “Deferral Period” shall mean the period during which the receipt of a Deferred Stock Award shall be deferred.

2.13. “Deferred Stock” shall mean Common Stock awarded by the Committee, the delivery of which is subject to a Deferral Period.

2.14. “Disability” shall mean a physical, mental or other impairment within the meaning of section 22(e)(3) of the Code.

2.15. “Effective Date” shall mean May 25, 2004.

2.16. “Eligible Consultant” shall mean an individual who performs consulting services for the Company as an independent contractor or through a corporation of which the individual is the sole owner, and who is designated as eligible to participate in the Plan, or any part hereof, by the Committee.

2.17. “Eligible Director” shall mean any Independent Director.

2.18. “Eligible Employee” shall mean an employee of the Company, including a member of a group of employees identified by job classification, who has been designated as eligible to participate in the Plan, or any part hereof, by the Committee.

2.19. “Fair Market Value” shall mean the closing price of actual sales of Common Stock on the New York Stock Exchange composite tape on a given date or, if there are no such sales on such date, the closing price of Common Stock on such Exchange on the last preceding date on which there was a sale.

2.20. “Fiscal Year” shall mean the fiscal year of the Company, which ends each December 31.

2.21. “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in section 422 of the Code and designated as an Incentive Stock Option.

2.22. “Independent Director” shall mean any member of the Board of CDI Corp. who is not an employee of the Company.

2.23. “Non-Qualified Option” shall mean an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

2.24. “Option” shall mean any stock option granted from time to time under Article 6 of the Plan.

2.25. “Outside Director” shall mean a member of the Board who meets the definition of an “outside director” under Treasury Regulation § 1.162-27(e)(3) and who is independent of the Company within the meaning of applicable New York Stock Exchange rules.

2.26. “Participant” shall mean an Eligible Employee, an Eligible Director, or an Eligible Consultant who is designated by the Committee to participate in the Plan, or any part hereof, or to whom an Award is granted.

2.27. “Performance Goal” shall mean a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met when the Award is granted) based upon any, or any combination, of the following: (i) the price of Common Stock, (ii) the market share of the Company or any business unit thereof, (iii) sales by the Company or any business unit thereof, (iv) earnings per share of Common Stock, (v) return on shareholder equity of the Company, (vi) costs of the Company or any business unit thereof, (vii) cash flow of the Company or any business unit thereof, (viii) return on total assets of the Company or any business unit thereof, (ix) return on invested capital of the Company or any business unit thereof, (x) return on net assets of the Company or any business unit thereof, (xi) operating income of the Company or any business unit thereof, (xii) net income of the Company or any business unit thereof (xiii) net operating profit, after taxes, of the Company or any business unit thereof, (xiv) cost of capital or (xv) such other financial or operating metrics as the Committee may determine. Before any Award conditioned on the achievement of a Performance Goal shall be paid or otherwise result in current compensation to a Participant, the Committee shall determine that such Performance Goal has been achieved.

2.28. “Performance Period” shall mean the Fiscal Year(s), or in the case of the first such year the portion thereof, over which Performance Goals shall be measured as established from time to time by the Committee. The “Initial Performance Period” begins on the Effective Date.

2.29. “Performance Unit” shall mean a book entry unit representing the right to acquire that number of shares of Common Stock or if the Committee so determines, an equivalent amount in cash, equal to the number of units recorded in book entry form (or such greater or lesser number of shares of Common Stock as provided in Section 10.2), provided that the Participant (i) attains the Performance Goals established by the Committee for the applicable Performance Period and (ii) pays any required exercise price.

2.30. “Personal Representative” shall mean the person or persons who, upon the death or Disability of a Participant, shall have acquired by will or by the laws of descent and distribution or by other legal proceedings the rights to any Award granted to such Participant.

2.31. “Plan” shall mean the CDI Corp. 2004 Omnibus Stock Plan.

2.32. “Restricted Stock” shall mean Common Stock that is subject to forfeiture for a specified Restriction Period.

2.33. “Restriction Period” shall mean the period during which Restricted Stock is subject to forfeiture.

2.34. “Retainer Fee” shall mean the annual retainer fee payable to Independent Directors for their service as directors of the Company during a Retainer Fee Year. A Retainer Fee does not include attendance or committee fees.

2.35. “Retainer Fee Option” shall mean an Option granted to an Eligible Director in full or partial payment of such Eligible Director’s Retainer Fee.

2.36. “Retainer Fee Year” shall mean the one year period between consecutive annual meetings of the shareholders of the Company.

2.37. “Retirement” shall mean a Participant’s leaving the employ of the Company:

2.37.1. on or after the date on which the Participant attains 60 years of age and 20 years of service, or 62 years of age and 15 years of service, or 65 years of age and 5 years of service; or

2.37.2. on such earlier date as may be approved by the Committee in its sole discretion.

2.38. “SAR” shall mean a stock appreciation right awarded by the Committee, giving the Participant the right to receive, upon exercise of the stock appreciation right, the increase in the Fair Market Value of a specified number of shares of Common Stock from the Date of Grant of the stock appreciation right to the Date of Exercise.

2.39. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.40. “Ten Percent Shareholder” shall mean a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

2.41. “Termination Date” shall mean, unless otherwise determined by the Committee, the earliest of the following:

2.41.1. seven years following the Date of the Grant;

2.41.2. the date on which a Participant’s employment or engagement with the Company is terminated by the Company for Cause;

2.41.3. the date two weeks after the date on which a Participant’s employment or engagement with the Company is terminated through the Participant’s resignation or by the Company for reasons other than for Cause;

2.41.4. the date six months after the date on which the Participant’s employment or engagement with the Company is terminated through the Participant’s death, Disability or Retirement.

2.42. “Vesting Period” shall mean the period of time which must elapse (i) following the grant of an Option before that Option may be exercised, (ii) following the grant of Restricted Stock before the applicable restrictions lapse, or (iii) in accordance with the terms of an Agreement as a condition of any right or privilege granted by that Agreement.

Article 3 Participation in the Plan

3.1. An Eligible Employee, Eligible Consultant or Eligible Director shall become a Participant in this Plan, or any part hereof, upon designation as a Participant by the Committee, in its sole discretion.

3.2. Designation as a Participant in the Plan, or any part hereof, shall not imply an entitlement to be so designated for any other part of the Plan or at any subsequent time.

Article 4 Administration of the Plan

4.1. The Committee shall administer the Plan. The Committee shall be composed entirely of persons who are Outside Directors.

4.2. The Committee shall have all necessary powers to administer the Plan, including, without limitation, the following:

4.2.1. interpret the Plan, adopt regulations for carrying out the Plan, and make changes in such regulations as it shall, from time to time, deem advisable;

4.2.2. designate, in its sole discretion, Eligible Employees, Eligible Consultants, and Eligible Directors as Participants in the Plan, or any part hereof;

4.2.3. determine the type and amount of Awards to be granted to each Participant, taking into account, as relevant from time to time, (i) the competitive forces to which the Company is subject at the time an Award is granted (ii) the Committee’s assessment, derived from publicly available data, of compensation practices of companies of similar size and in similar industries, (iii) the comparative values of the various types of Awards available under the Plan and the Company’s traditional practices with respect to such Awards and the amounts thereof, (iv) the Company’s financial performance as compared to its financial goals for any given period and (v) such other considerations as the Committee shall determine to be relevant under the facts and circumstances then prevailing;

4.2.4. establish the terms and conditions of Awards granted under the Plan and enter into Agreements with Participants;

4.2.5. determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Restricted Stock, Deferred Stock or some combination thereof;

4.2.6. determine the term and vesting schedule of Options or SARs, and the holding period, if any, applicable to shares of Common Stock received pursuant to the exercise of an Option or SAR;

4.2.7. determine whether, to what extent and under what circumstances an Award is made and operates on a tandem basis with other Awards made hereunder;

4.2.8. determine whether, to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred, either automatically or at the election of the Participant (including the power to add deemed earnings to any such deferral);

4.2.9. grant Awards (other than Incentive Stock Options) that are transferable by the Participant;

4.2.10. determine the effect, if any, of a change in control of the Company upon outstanding awards. Upon a change in control, the Committee may, in its discretion, (i) fully vest all Awards made under the Plan, (ii) cancel any outstanding Awards in exchange for a cash payment of an amount equal to the then Fair Market Value of the Award, (iii) after having given the Award Participant a reasonable chance to exercise any outstanding Options or SARs, terminate any or all of the Award Participant’s unexercised Options or SARs, (iv) if the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards or (v) take such other action as the Committee may determine appropriate to enable Participants to realize the Fair Market Value of their Awards;

4.2.11. determine the Fair Market Value of an Award on any reasonable basis selected by the Committee in its discretion, including, without limitation, determining that the Fair Market Value of an Award is equal to the Fair Market Value of the underlying Common Stock reduced by any payment required to exercise that Award.

4.2.12. condition the grant of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the Participant’s achievement of a Performance Goal that is established by the Committee before the grant of such Award.

4.3. The Committee’s interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned.

4.4. The Committee may, pursuant to a written instruction, delegate specific duties and responsibilities to other named persons; provided, however, that any such delegation may not violate or otherwise contravene any requirement of applicable law. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports that are furnished by any accountant, controller, counsel, or other person who is employed or engaged for such purposes.

Article 5 Common Stock Subject to the Plan

5.1. Not more than 800,000 shares of Common Stock in addition to those provided for under Section 5.2, may be delivered, in the aggregate, pursuant to the Plan (subject to adjustment as provided in Article 11 hereof). The Common Stock delivered under the Plan may, at the election of the Board, be (i) authorized but previously unissued Common Stock or (ii) Common Stock previously issued and outstanding and reacquired by the Company. When an Award is granted, the number of shares of Common Stock subject to such Award shall be reserved for issuance out of the shares of Common Stock remaining available for issuance under the Plan. No individual shall be eligible to receive, in any one calendar year, Awards with respect to more than 750,000 shares of Common Stock (subject to adjustment as provided in Article 11 hereof).

5.2. Effect on Other Plans. As of the Effective Date of this Plan, the CDI Corp. 1998 Non-Qualified Stock Option Plan, the CDI Corp. Performance Share Plan and all prior grants of Restricted Stock (the “Prior Plans”) shall all be merged with and into this Plan, all shares of Common Stock authorized for issuance under all of the Prior Plans shall be available for issuance under this Plan, and all previously granted Options, Performance Units and shares of Restricted Stock under such Prior Plans shall be assumed by this Plan, subject to the terms of this Plan and the awards or other agreements pursuant to which such options, Performance Units or shares of Restricted Stock were granted. This Section 5.2 shall not be construed to limit the term of or otherwise amend adversely to the Participant, any Agreement issued under the terms of any Prior Plan.

Article 6 Options

6.1. Retainer Fee Options.

6.1.1. All or a portion of the Retainer Fee payable to Eligible Directors may, at the election of the Eligible Director, be paid in the form of Options. Prior to the beginning of each Retainer Fee Year, each Eligible Director may elect to receive Options in lieu of all or a portion of the cash Retainer Fee that such Eligible Director would otherwise be paid for his/her service as a Director during such Retainer Fee Year. On the first business day of each Retainer Fee Year, each Director who has made such an election shall be granted an Option for that number of shares of Common Stock which shall result in the Option having a value equal to the percentage of the Retainer Fee chosen by the Director, using an EPS projection valuation methodology, or such other method as the Committee, in its discretion, may select, as of such Date of Grant.

6.1.2. The Committee may determine from time to time the terms of the Retainer Fee Options, provided such terms are consistent with the terms of the Plan. Unless otherwise determined by the Committee, (i) Retainer Fee Options shall vest (and therefore shall be exercisable) upon the completion of the Retainer Fee year for which the Retainer Fee Options have been granted, (ii) if an Eligible Director ceases to be a member of the Board for any reason, unvested Retainer Fee Options shall expire and be unexercisable and the portion of the Eligible Director’s Retainer Fee earned as of the date of cessation that is represented by such unvested Retainer Fee Options shall be paid in cash and (iii) vested Retainer Fee Options shall not terminate until the expiration of the Options’ full terms notwithstanding an earlier termination of a Director’s service as a Director of the Company.

6.2. Option Grants to Eligible Employees or Eligible Consultants

6.2.1. The Committee may, from time to time, subject to the provisions of the Plan and such terms and conditions as the Committee may prescribe, grant Options to any Eligible Employee or Eligible Consultant. Options shall be evidenced by Option Agreements. Option Agreements shall state whether the Option is a Non-Qualified Option or an Incentive Stock Option.

6.2.2. The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but shall be not less than the Fair Market Value of a share of Common Stock on the Date of Grant which the Committee may determine to be equal to the Fair Market Value of such Common Stock on the last preceding trading day. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.

6.2.3. The Option Agreements shall specify when and under what terms and conditions an Option may be exercisable. Unless otherwise determined by the Committee, Options granted under the Plan shall not be exercisable after the Termination Date (but the term of an Option shall in no event be greater than five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder and seven years in the case of all other Stock Options).

6.2.4. Each provision of the Plan and each Option Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in section 422 of the Code, and any provisions of an Option Agreement that cannot be so construed shall be disregarded. In no event may a Participant be granted an Incentive Stock Option which does not comply with such grant and vesting limitations as may be prescribed by section 422(b) of the Code including without limitation, the requirement that no Incentive Stock Option may first become exercisable in any calendar year with respect to Common Stock having a Fair Market Value, on Date of Grant, in excess of $100,000.

6.2.5. The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the Date of Exercise: (i) in cash, or, (ii) with the consent of the Committee which shall be granted only if the Committee is satisfied that the proposed arrangement is consistent with the requirements of section 402 of the Sarbanes-Oxley Act of 2002 with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the Participant for at least six months and valued at Fair Market Value on the Date of Exercise. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock which has been held by the Participant for at least six months (based on the Fair Market Value of the Restricted Stock on the Date of Exercise, as determined by the Committee). In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. An Option may be exercised only for a whole number of shares of Common Stock.

Article 7 Stock Appreciation Rights

7.1. A grant of a SAR shall be evidenced by a SAR Agreement. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. A SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SAR”), or may be granted separately (“Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable.

7.2. The exercise price of a Tandem SAR shall be the option price under the related Option. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Freestanding SAR.

7.3. An SAR shall entitle the Participant to receive from the Company a payment equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the per share exercise price (or such lesser amount as the Committee may determine at the time of grant), multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Such payment may be in cash, in shares of Common Stock, in shares of Deferred Stock, in shares of Restricted Stock, or in any combination thereof, as the Committee shall determine provided that if payment is to be made other than in cash or unrestricted shares of Common Stock, the Committee’s determination shall be set out in the Award Agreement. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option pursuant to Section 6.2. Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the grant, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

7.4. SARs shall be subject to the same terms and conditions applicable to Options as stated in Sections 6.2.2 through 6.2.5.

Article 8 Deferred Stock

8.1. Grants of Deferred Stock shall be evidenced by Deferred Stock Agreements. Such Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee deems advisable.

8.2. Upon the grant of Deferred Stock to a Participant, the Committee shall direct that the number of shares subject to such grant be credited to the Participant’s Account but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 8.5 hereof. Prior to issuance and delivery, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant’s Account.

8.3. No dividends shall be paid with respect to Deferred Stock. In lieu thereof, at the end of the Deferral Period the Participant will be credited with that number of additional whole shares of Common Stock that can be purchased (based on their Fair Market Value at the end of the Deferral Period) with the sum of the dividends that would have been paid with respect to an equal number of shares of Common Stock between the grant date of such Deferred Stock and the end of the Deferral Period.

8.4. The Committee may condition the grant of Deferred Stock or the expiration of the Deferral Period upon the Participant’s achievement of Performance Goals specified in the Deferred Stock Agreement. If the Participant fails to achieve the specified Performance Goals, the Committee shall not grant the Deferred Stock to the Participant, or the Participant shall forfeit the Deferred Stock and no Common Stock shall be transferred to him.

8.5. The Deferred Stock Agreement shall specify the duration of the Deferral Period taking into account termination of employment on account of death, Disability, Retirement or other cause. The Deferral Period may consist of one or more installments. At the end of the Deferral Period, or any installment thereof, the shares of Deferred Stock applicable to such installment, having been credited to the Account of a Participant, shall then be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Deferred Stock Agreement. The Committee may, in its sole discretion, accelerate the delivery of all or any part of a grant of Deferred Stock or waive the deferral limitations for all or any part of a grant of Deferred Stock.

Article 9 Restricted Stock

9.1. Restricted Stock shall be evidenced by Restricted Stock Agreements. Such Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee deems advisable.

9.2. Upon the grant of Restricted Stock to a Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock subject to such grant be issued to the Participant with the Participant designated as the registered owner. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

9.3. Voting and Dividends. During the Restriction Period the Participant shall have the right to vote the shares of Restricted Stock. No dividends shall be payable with respect to any Restricted Stock. In lieu thereof, at such time as Restricted Stock becomes vested hereunder, the Participant will be credited with that number of additional whole shares of Common Stock that can be purchased (based on their Fair Market Value when the Restricted Stock vests) with the sum of the dividends that would have been paid with respect to an equal number of shares of Common Stock between the grant date of such Restricted Stock and the date on which those shares of Restricted Stock vest.

9.4. The Committee may, as specified in writing in the relevant Agreement:

9.4.1. condition the grant of Restricted Stock upon the Participant’s achievement of Performance Goals specified in the Restricted Stock Agreement;

9.4.2. condition the vesting of such Restricted Stock upon the Participant’s achievement of Performance Goals specified in the Restricted Stock Agreement; or

9.4.3. accelerate the expiration of an otherwise time based Restriction Period based on the achievement of Performance Goals specified in the Restricted Stock Agreement.

In choosing from among the alternatives listed above, it is expected that the Committee will give appropriate consideration to the differences in the accounting treatment afforded to each of those alternatives, as well as the Company’s compensation goals with respect to the affected Participants.

9.5. The Restricted Stock agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including termination of employment on account of death, Disability, Retirement or other cause) under which the Restricted Stock may be forfeited to the Company. At the end of the Restriction Period the restrictions imposed under the Restricted Stock agreement shall lapse with respect to the number of shares specified thereunder, and the legend shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s Personal Representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

Article 10 Performance Units

10.1. Grants of Performance Units shall be evidenced by Performance Unit Agreements. Such Agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee deems advisable. At or before granting Performance Units, the Committee may establish a Performance Period applicable to such Performance Units. During any applicable Performance Period, the Participant shall not be entitled to delivery of a certificate of Common Stock, or any other payment, for the Performance Units applicable to such Performance Period. The Committee may establish different Performance Periods from time to time and each grant may have a different Performance Period, at the discretion of the Committee. Performance Periods, when established for each grant of Performance Units, shall not be changed except as permitted by Article 11.

10.2. Before the beginning of a Performance Period, or within 90 days following the beginning of the Initial Performance Period, the Committee shall establish written Performance

Goals for the Company and its various operating units and Subsidiaries. Those Goals shall be comprised of specified annual levels of one or more of the performance criteria listed in Section 2.27 as the Committee may deem appropriate. If actual performance during a Performance Period equals the Performance Goals for that period, then a number of shares of Common Stock equal to the number of Performance Units applicable to that Performance Period or a cash payment of equivalent value shall be delivered to the Participant. A greater or lesser number of shares of Common Stock or an equivalent cash payment may be issued to a Participant based on performance which exceeds or falls short of the Performance Goals if so determined by the Committee and according to a formula to be established by the Committee and set forth in the Participant’s Performance Unit Agreement. In order to ensure that there is consistency over time in the determination of whether Performance Goals are being satisfied, the Committee shall disregard or offset the effect of any extraordinary items, special charges or gains and other unusual and infrequent gains or losses, determined in accordance with generally accepted accounting principles consistently applied. The Committee may also restate the results of any prior period to reflect an accounting change becoming effective with or within a Performance Period. Shares of Common Stock may also be delivered to the Participant when Company performance, as measured by one or more of the above criteria, meets or exceeds an objective target established by the Committee.

10.3. The Participant shall not be entitled to receive any dividends that may be paid during the Performance Period with respect to the Common Stock represented by a Performance Unit nor to vote that Common Stock.

10.4. Unless otherwise provided in the Participant’s Performance Unit Agreement, the following provisions shall apply upon the termination of employment, or service as an Eligible Director, by the Participant.

10.4.1. If a Participant resigns or is terminated for a reason other than as provided below, any Performance Units awarded for a Performance Period that has not been completed shall be cancelled. If an Eligible Director ceases to be a member of the Board for any reason, any Performance Units held by such Eligible Director shall expire and any rights thereunder shall terminate immediately.

10.4.2. If a Participant dies, Retires, or becomes Disabled while employed by the Company, any Performance Units held at the time by the Participant shall remain outstanding, and any shares of Common Stock earned with respect to such Performance Units shall be paid to the Participant, or his or her Personal Representative in the case of the death of the Participant, promptly following the close of the relevant Performance Period.

10.5. Grants of Performance Units may be made by the Committee under which the Participant shall not be required to make any payment for the Common Stock or, in the alternative, under which the Participant, as a condition to the grant of Performance Units, shall pay all (or any lesser amount than all) of the Fair Market Value of the Common Stock to be delivered upon satisfaction of the Performance Goal, determined as of the date the Award is made. If the latter, such purchase price shall be paid in cash unless otherwise provided in the applicable Agreement.

Article 11 Adjustments upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Article shall, where appropriate, be paid in cash to the Participant. The Committee may also make appropriate adjustments in the terms of any Awards under the Plan to reflect such changes, and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of Performance Periods.

Article 12 Effective Date, Termination and Amendment

The Plan shall become effective on May 25, 2004, subject to shareholder approval. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval which shall (i) increase (except as provided in Article 11) the total number of shares available for issuance pursuant to the Plan; (ii) change the individuals eligible to be Participants; (iii) modify the maximum number of shares of Common Stock an individual may receive in a calendar year (except as provided in Article 11); or (iv) change the provisions of this Article 12. Termination of the Plan pursuant to this Article 12 shall not affect Awards outstanding under the Plan at the time of termination.

Article 13 Transferability

13.1. Except as provided below, Awards may not be pledged, assigned, transferred, or otherwise hypothecated, except by will or by the laws of descent and distribution, and any attempt to do so shall be void and the relevant Award shall be forfeited.

13.2. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Participant during his or her lifetime to the Participant’s spouse or descendant or to a trust for the benefit of the Participant’s spouse or descendant, but only to the extent specifically provided in the Agreement with the Participant. Such transferee of the Participant shall, in all cases, be subject to the provisions of the Agreement between the Company and the Participant.

Article 14 General Provisions

14.1. Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company, nor interfere in any way with the right of the Company to terminate the employment of any Employee at any time.

14.2. For purposes of this Plan, a transfer of employment between the Company and a Subsidiary of the Company shall not be deemed a termination of employment.

14.3. Tax Withholding. Participants shall be responsible for making appropriate provisions for all taxes, including, without limitation, federal, state, local or foreign income or payroll taxes, required by law to be withheld in connection with any Award, the exercise thereof, and the transfer of shares of Common Stock pursuant to this Plan.

14.3.1. Delivery of Payment. No Common Stock or other payment under this Plan shall be made unless the Participant entitled to such payment has made appropriate provisions in accordance with this Section 14.3, within 60 days of the applicable exercise date. Failure by a Participant to make such provision within that 60-day period shall constitute agreement by the Participant to have the Company withhold from the payment otherwise to be made hereunder, that number of shares of Common Stock, or any other property to be delivered hereunder, that has a Fair Market Value, on the date of payment, equal to the Participant’s tax obligation. Any dividend payable with respect to shares of Common Stock withheld by the Company pursuant to the provisions of this Section 14.3.1 (for example a dividend paid with respect to shares having a record date for such dividend within the 60-day period described herein) shall be withheld and applied to the Participant’s withholding obligation either directly or by way of reimbursement to the Company for any such payment.

14.3.2. Dividends. All dividends or other cash payments to be made to any Participant under this Plan shall be paid net of any required withholdings as described in this Section 14.3. To the extent dividends or other cash payments are credited to a Participant’s account hereunder, the credit to such Account will be the amount of such dividends or other cash payment reduced by the amount of any required withholdings.

14.4. To the extent that Federal laws (such as the Securities Exchange Act of 1934, the Code or the Employee Retirement Income Security Act of 1974) do not control, the Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflict of laws thereof, and construed accordingly.

14.5. The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, except as provided in Article 11, no Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the Award. The Committee may amend Awards without the consent of the Participant, except that the Participant’s consent is required for amendments adverse to the Participant.

14.6. Cancellations of Awards and Repayment of Gains. Notwithstanding any provision of this Plan, the Board may, in its sole discretion unless the right to do so has been specifically waived by an Award Agreement, cancel any outstanding Awards held by a Participant, require the Participant to repay to the Company an amount equal to any gains derived with respect to such Award, or both, if the Board, in its sole discretion, determines that such Participant has entered into or intends to enter into competition with the Company.

14.7. Shareholder Rights and Privileges. Except as specifically provided herein, or in an applicable Award Agreement, with respect to the right to vote or to receive dividends, a Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Award until the issuance of a stock certificate, or equivalent entry on the books of the Company’s transfer agent, to the Participant representing such shares.

14.8. Stock Ownership Requirements Certain Participants in the Plan shall be required to adhere to the Common Stock ownership requirements specified from time to time by CDI Corp., a copy of which shall be delivered to each such Participant.

Appendix C

CDI Corp.

Stock Purchase Plan for Management Employees and Non-Employee Directors

(as amended and restated effective May 25, 2004)

Article 1. General Description

The CDI Corp. Stock Purchase Plan for Management Employees and Non-Employee Directors (the “Plan”) provides designated management employees and non-employee members of the Company’s Board of Directors with the opportunity to purchase the Common Stock of CDI Corp. on a pre-tax basis. In addition, many Participants will be eligible to receive an additional contribution of Common Stock from the Company.

Under the Plan, management employees use a portion of their Annual Bonus Awards and non-employee directors use a portion of their Directors’ Fees to purchase “units”, each of which represents one share of Common Stock. After a Vesting Period elapses, a number of shares of Common Stock equal to the number of “units” which have vested will be delivered to the Participant.

Article 2. Purpose

The purpose of this Plan is to provide an effective method of compensating selected management employees and non-employee directors of the Company, to align the interests of such individuals with the interests of the Company’s shareholders and, accordingly, provide financial rewards which will allow the Company to (i) attract and retain management personnel and non-employee directors of outstanding ability, (ii) strengthen the Company’s capability to develop and maintain a highly-skilled and motivated management team and Board of Directors, (iii) provide an effective means for selected management employees and non-employee directors to acquire and maintain ownership of Common Stock, (iv) motivate selected management employees to achieve long-range performance goals and objectives and (v) provide incentive compensation opportunities competitive with those of other major corporations.

Article 3. Definitions

The following terms, as used herein, shall have the meanings set forth below, unless a different meaning is clearly required by the context:

3.1 “Annual Bonus Award” means an incentive payment made pursuant to the management bonus program applicable to an Eligible Employee of the Company.

3.2 “Board” means the Board of Directors of CDI Corp.

3.3 “Cause” shall be deemed to exist, with respect to a Director Participant, only if the Board determines, in accordance with the Company’s by-laws, that grounds exist for the removal of the Director. With respect to an Employee Participant, Cause shall have the same meaning as is set forth in his or her employment agreement with the Company. If there is no such agreement, then Cause shall mean any of the following:

(i)	rendering services while under the influence of alcohol or illegal drugs;

(ii)	performing any act of dishonesty, other than an act with immaterial consequences, in rendering services to the Company, including, without regard to materiality, falsification of records, expense accounts or other reports;

(iii)	conviction, whether by judgment or plea, of any crime which constitutes a felony or which constitutes a misdemeanor involving violence, fraud, embezzlement, or theft;

(iv)	violation of any law or agreement which results in the entry of a judgment or order enjoining or preventing the Employee Participant from such activities as are essential for the Employee Participant to perform services for the Company;

(v)	violation of any of the Company’s policies which provide for termination of employment as a possible consequence of such violation;

(vi)	engaging in conduct which is injurious (other than to an immaterial extent) to the Company;

(vii)	the Company’s receipt of reliable information from any source of the Employee Participant entering into or intending to enter into competition with the Company; or

(viii)	refusal to perform such duties as may be delegated or assigned to the Employee Participant, consistent with the Employee Participant’s position, by his or her supervisor.

3.4 “Code” means the Internal Revenue Code of 1986, as amended.

3.5 “Committee” means the Compensation Committee of the Board of Directors of CDI Corp. or its successor.

3.6 “Common Stock” means the common stock, par value of $0.10, of CDI Corp.

3.7 “Company”, as the context requires, means CDI Corp., CDI Corp. and its Subsidiaries or the individual Subsidiary of CDI Corp. that employs an Eligible Employee. As applied to Director Participants, Company shall mean only CDI Corp.

3.8 “Director’s Fees” means retainer fees paid by the Company in any Director Year to a non-employee member of the Board.

3.9 “Director Participant” means an Eligible Director who has purchased SPP Units pursuant to Article 5 of the Plan.

3.10 “Director Year” means the one year period between consecutive annual meetings of the shareholders of the Company.

3.11 “Disability” means a physical, mental or other impairment within the meaning of section 22(e)(3) of the Code.

3.12 “Effective Date” means, originally January 1, 1998. The Effective Date of this amendment and restatement is May 25, 2004.

3.13 “Eligible Director” means any Independent Director, who has been designated as eligible to participate in the Plan by the Committee.

3.14 “Eligible Employee” means an employee of the Company, including a member of a group of employees identified by job classification, who has been designated as eligible to participate in the Plan by the Committee.

3.15 “Employee Participant” means an Eligible Employee who has purchased SPP Units pursuant to Article 4 of the Plan.

3.16 “Fair Market Value” means the closing price of actual sales of Common Stock on the New York Stock Exchange composite tape on a given date or, if there are no such sales on such date, the closing price of Common Stock on such Exchange on the last preceding date on which there was a sale.

3.17 “Fiscal Year” means the fiscal year of the Company, which ends each December 31.

3.18 “Independent Director” means any member of the Board of Directors of CDI Corp., who is not an employee of the Company.

3.19 “Outside Director” means an Independent Director who meets the definition of an “outside director” under Treasury Regulation § 1.162-27(e)(3) and who is independent of the Company within the meaning of applicable New York Stock Exchange rules.

3.20 “Participant” means an Employee Participant or Director Participant.

3.21 “Personal Representative” means the person or persons who, upon the death or Disability of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to any SPP Unit or underlying share of Common Stock.

3.22 “Plan” means the Stock Purchase Plan for Management Employees and Non-Employee Directors.

3.23 “Retirement” means an Employee Participant’s leaving the employ of the Company:

(i)	on or after the date on which the Participant attains 60 years of age and 20 years of service, or 62 years of age and 15 years of service, or 65 years of age and 5 years of service; or

(ii)	on such earlier date as may be approved by the Committee in its sole discretion.

3.24 “SPP Account” means the account maintained for a Participant on the books of the Company in which is recorded, as necessary under the Plan, all information related to purchases of SPP Units under the Plan.

3.25 “SPP Unit” means a book entry unit that is entered in a Participant’s SPP Account representing a right to one share of Common Stock upon the satisfaction of the Vesting Period applicable to such SPP Unit and upon the satisfaction of any other conditions which the Committee may deem advisable.

3.26 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.27 “Vesting Period” means that period of time which must elapse following a Participant’s purchase of an SPP Unit, or the Company’s matching contribution of an SPP Unit, before Common Stock is issued in exchange for such SPP Units.

Article 4. Employee Participation

An Eligible Employee participates in the Plan by using a portion of his or her Annual Bonus Award to purchase SPP Units. Participation is either mandatory or voluntary.

4.1 Mandatory Participation. Certain Eligible Employees designated by the Committee are required to purchase SPP Units and shall automatically have 25%, or such other percentage as the Committee may determine, of the pre-tax amount of their Annual Bonus Awards withheld and used to purchase SPP Units.

4.2 Voluntary Participation. Any Eligible Employee may participate on a voluntary basis by electing to have up to 25%, or such other maximum percentage as the Committee may determine, of the pre-tax amount of his or her Annual Bonus Award withheld and used to purchase SPP Units. For those Eligible Employees described in Section 4.1, this amount is in addition to the automatic, required withholding described in Section 4.1.

4.3 Company Matching Contributions. Unless otherwise determined by the Committee, the Company shall make a matching contribution to an Employee Participant’s SPP Account of one SPP Unit for every three SPP Units purchased by the Employee Participant through voluntary participation pursuant to Section 4.2, but shall not match SPP Units purchased through mandatory participation pursuant to Section 4.1.

4.4 Calculation of SPP Units and Crediting of SPP Accounts. The number of SPP Units which shall be credited to an Employee Participant’s SPP Account shall be calculated by dividing the total amount withheld pursuant to Sections 4.1 and 4.2 above, by the Fair Market Value of a share of Common Stock on the date the Employee Participant’s SPP Account is credited. Employee Participants’ SPP Accounts shall be so credited as soon as is practicable following the public release of the Company’s audited financial results for the Fiscal Year for which the applicable Annual Bonus Award is being calculated.

4.5 Employee Participant Elections. Employee Participants must notify the Committee by such time as the Committee determines, of the percentage of the Employee Participant’s Annual Bonus Award, if any, that the Employee Participant elects to use to purchase SPP Units, and the number of years that the Employee Participant elects to have in the Vesting Period for those SPP Units. If the Employee Participant fails to make such an election, the Employee Participant shall be deemed to have elected not to make any voluntary purchases of SPP Units for that year and to have elected a three year Vesting Period for any SPP Units purchased pursuant to Section 4.1.

Article 5. Director Participation

An Eligible Director participates in the Plan by using a portion of his or her Director’s Fees to purchase SPP Units. Participation is either mandatory or voluntary.

5.1 Mandatory Participation. Certain Eligible Directors may be required to purchase SPP Units as required by the Board and shall automatically have the appropriate amount, as the Board determines, of the pre-tax amount of their Director’s Fees withheld and used to purchase SPP Units.

5.2 Voluntary Participation. Eligible Directors may voluntarily elect to have up to 100% of the pre-tax amount of their Director’s Fees withheld and used to purchase SPP Units.

5.3 Company Matching Contributions. Unless otherwise determined by the Committee, the Company shall make a matching contribution to a Director Participant’s SPP Account of one SPP Unit for every three SPP Units purchased by the Director Participant through voluntary participation pursuant to Section 5.2, but shall not match SPP Units purchased through mandatory participation pursuant to Section 5.1.

5.4 Calculation of SPP Units and Crediting of SPP Accounts. The number of SPP Units that shall be credited to a Director Participant’s SPP Account shall be calculated by dividing the total amount withheld pursuant to Sections 5.1 and 5.2 above, by the Fair Market Value of a share of Common Stock on the date the Director Participant’s SPP Account is credited.

5.5 Director Participant Elections. Director Participants must notify the Committee by such time as the Committee determines, of the percentage of the Director Participant’s Director’s Fees for a Director Year, if any, that the Director Participant elects to use to purchase SPP Units, and the number of years that the Director Participant elects to have in the Vesting Period for those SPP Units. If the Director Participant fails to make such an election, the Director Participant shall be deemed to have elected not to make any voluntary purchases of SPP Units for that year and to have elected a three year Vesting Period for any SPP Units purchased pursuant to Section 5.1.

Article 6. Vesting

6.1 All SPP Units purchased or contributed to a Participant’s SPP Account for a particular year shall be subject to a Vesting Period of from three to ten years, as chosen by the Participant. A Vesting Period chosen for a particular year’s SPP Units shall be applicable to all SPP Units acquired for that year and shall run from the date the SPP Units are credited to the Participant’s SPP Account.

6.2 When a Vesting Period elapses, a certificate for a number of shares of Common Stock equal to the number of SPP Units which were subject to the elapsed Vesting Period shall be delivered to the Participant, and the SPP Units shall be cancelled.

6.3 If a Participant’s employment or service with the Company terminates before the Vesting Period applicable to any SPP Unit has elapsed, the following shall apply:

(i)	If the termination occurs less than three years after the SPP Units are credited to the Participant’s SPP Account and is by the Company for Cause or as a result of the Participant’s resignation (except for Retirement), the Participant shall receive, in cash and not Common Stock, the lesser of the total amounts withheld pursuant to Sections 4.1 and 4.2, or Sections 5.1 and 5.2, as applicable, or the then Fair Market Value of the Common Stock. Any SPP Units credited pursuant to Sections 4.3 and 5.3 shall be forfeited.

(ii)	If the termination occurs for any reason more than three years after the SPP Units are credited to the Participant’s SPP Account, then the unvested SPP Units shall immediately vest and a number of shares of Common Stock equal to the number of such SPP Units shall be delivered to the Participant or his or her Personal Representative.

(iii)	If the termination occurs at any time after the SPP Units are credited to the Participant’s SPP Account due to the Participant’s Retirement or Disability or for any other reason other than Cause or the Participant’s resignation, then the unvested SPP Units shall immediately vest and a number of shares of Common Stock equal to the number of such SPP Units shall be delivered to the Participant or his or her Personal Representative. (For this purpose, a Director’s choice not to stand for re-election as a Director shall be treated as a Retirement.)

Article 7. Dividends

No dividends shall be payable hereunder with respect to any SPP Unit. In lieu thereof, at such time as SPP Units become vested hereunder, the Participant’s SPP Account will be credited with that number of additional whole shares of Common Stock that can be purchased (based on the Fair Market Value of Common Stock when the SPP Units vest) with the sum of the dividends that would have been paid with respect to an equal number of shares of Common Stock between the grant date of such SPP Units and the date on which those SPP Units vest.

Article 8. Stock Ownership Requirements

Certain Participants in the Plan shall be required to adhere to the common stock ownership requirements specified from time to time by CDI Corp., a copy of which shall be delivered to each such Participant.

Article 9. Administration

9.1 General. The Committee shall administer the Plan. The Committee shall be composed entirely of persons who are Outside Directors.

9.2 Powers of Committee. The Committee shall have all necessary powers to administer the Plan including, without limitation, the power to:

(i)	interpret the Plan, adopt regulations for carrying out the Plan, and make changes in such regulations as it shall, from time to time, deem advisable; and

(ii)	designate, in its sole discretion, Eligible Employees as Participants in the Plan.

9.3 Plan Interpretation. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned.

9.4 Responsibilities and Reports. The Committee may, pursuant to a written instruction, delegate specific duties and responsibilities to other named persons; provided, however, that any such delegation may not violate or otherwise contravene any requirement of applicable law. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports that are furnished by any accountant, controller, counsel, or other person who is employed or engaged for such purposes.

Article 10. Effective Date, Termination and Amendment of Plan

The Plan originally became effective January 1, 1998. This amendment and restatement shall become effective on May 25, 2004, subject to shareholder approval. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval which shall (i) increase (except as provided in Section 11.3) the total number of shares available for issuance pursuant to the Plan; (ii) change the individuals eligible to be Participants; or (iii) change the provisions of this Article 10. Termination of the Plan pursuant to this Article 10 shall not affect SPP Units outstanding under the Plan at the time of termination.

Article 11. General Provisions

11.1 Limits as to Transferability. SPP Units may not be pledged, assigned, transferred or otherwise hypothecated, except by will or by the laws of descent and distribution, and any attempt to do so shall be void and the relevant SPP Units shall be forfeited.

11.2 Shares Available Under the Plan. A total of 375,000 shares of Common Stock, subject to adjustment in accordance with Section 11.3, shall be available for issuance under the Plan with respect to all SPP Units granted hereunder, including those granted before the date of this amendment and restatement. The Common Stock to be offered under the Plan shall be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. When SPP Units are granted, the number of shares of Common Stock subject to such Units shall be reserved for issuance out of the shares of Common Stock remaining available for issuance under the Plan.

11.3 Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding SPP Units as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Participant.

11.4 Nonuniform Determinations. The Committee’s determinations under the Plan, including without limitation, the determination of Eligible Employees, need not be uniform and may be made by it selectively among Participants whether or not such Participants are similarly situated.

11.5 No Right to Employment or Continued Service. Nothing contained in the Plan, or any SPP Unit granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company, nor interfere in any way with the right of the Company to terminate the employment of any Employee at any time.

11.6 Employment Transfers. For purposes of this Plan, a transfer of employment between the Company and a Subsidiary of the Company shall not be deemed a termination of employment.

11.7 Tax Withholding. Participants shall be responsible for making appropriate provisions for all taxes, including, without limitation, federal, state, local or foreign income or payroll taxes, required by law to be withheld in connection with the delivery of shares of Common Stock or other payment pursuant to this Plan.

(i)	Delivery of Payment. No delivery of Common Stock or other payment under this Plan shall be made unless the Participant entitled to such delivery or payment has made appropriate provisions in accordance with this Section 11.7, within 60 days of first becoming entitled to such delivery or payment. Failure by a Participant to make such provision within that 60 day period shall constitute agreement by the Participant to have the Company withhold from the delivery or payment otherwise to be made hereunder, that number of shares of Common Stock that has a Fair Market Value, on the date of delivery or payment, equal to the Participant’s tax obligation. Any dividend payable with respect to shares of Common Stock withheld by the Company pursuant to the provisions of this Section 11.7 (for example a dividend paid with respect to shares having a record date for such dividend within the 60 day period described herein) shall be withheld and applied to the Participant’s withholding obligation either directly or by way of reimbursement to the Company for any such payment.

(ii)	Dividends. All dividends or other cash payments to be made to any Participant under this Plan shall be paid net of any required withholdings as described in this Section 11.7.

11.8 Governing Law. To the extent that Federal laws (such as the Securities Exchange Act of 1934, the Code or the Employee Retirement Income Security Act of 1974) do not control, the Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflict of laws thereof, and construed accordingly.

11.9 Funding; Unsecured Status. The Company shall not be required to segregate or hold separately from its general assets any amounts credited to a Participant’s SPP Account, and shall be under no obligation whatsoever to fund in advance any amounts under the Plan. The right of a Participant to receive any amounts or shares of Common Stock under the Plan shall be an unsecured claim against the general assets of the Company.

11.10 Shareholder Rights and Privileges. Except as specifically provided herein, with respect to the right to vote or to receive dividends, a Participant shall have no rights as a shareholder with respect to any shares of Common Stock until the issuance of a stock certificate, or equivalent entry on the books of the Company’s transfer agent, to the Participant representing such shares.

The Board of Directors recommends a vote FOR each of the nominated directors in Proposal 1 and FOR Proposals 2, 3 and 4.	Please Mark Here for Address ☐ Change or Comments SEE REVERSE SIDE

Proposal 1 – ELECTION OF DIRECTORS

The eight nominees are:

01 Roger H. Ballou	02 Walter E. Blankley
03 Michael J. Emmi	04 Walter R. Garrison
05 Kay Hahn Harrell	06 Lawrence C. Karlson
07 Ronald J. Kozich	08 Barton J. Winokur

FOR	WITHHOLD for all
☐	☐

WITHHOLD VOTE FOR: (Write the name(s) or number(s) of such nominee(s) in the space provided below.)

Proposal 2 – To ratify the appointment of KPMG LLP as CDI Corp.’s independent auditor for 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3 – To approve the CDI Corp. 2004 Omnibus Stock Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4 – To approve the CDI Corp. Stock Purchase Plan for Management Employees and Non-Employee Directors

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Signature	Title (if applicable)	Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, corporate officer or partner, please give full title as such.

Ù FOLD AND DETACH HERE Ù

CDISM Corp

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YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND

SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE

ACCOMPANYING ENVELOPE.

PROXY

CDI CORP.

1717 Arch Street, 35th Floor

Philadelphia, PA 19103-2768

This Proxy is Solicited on Behalf of the Board of Directors

Each shareholder signing this Proxy hereby appoints Joseph R. Seiders and Craig H. Lewis, or either of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of CDI Corp. held of record by the signer on March 17, 2004, at CDI Corp.’s annual meeting of shareholders to be held on May 25, 2004, or any adjournments or postponements thereof. Each shareholder signing this Proxy acknowledges receipt of the Proxy Statement dated April 21, 2004 and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of CDI Corp. gives notice of such revocation.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION TO THE BOARD OF DIRECTORS OF ALL EIGHT NOMINEES LISTED IN PROPOSAL ONE ON THE REVERSE SIDE HEREOF, FOR PROPOSAL TWO TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR FOR 2004, FOR PROPOSAL THREE TO APPROVE THE 2004 OMNIBUS STOCK PLAN AND FOR PROPOSAL FOUR TO APPROVE THE STOCK PURCHASE PLAN. WITH RESPECT TO ANY OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS THE NAMED PROXIES SHALL DECIDE.

(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

CDISM Corp

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